Exhibit 10.2

THIRD AMENDMENT TO
first AMENDED AND RESTATED term loan AGREEMENT

THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”), dated as of March 2, 2023, by and among RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation (“Parent Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Administrative Agent for itself and the other Lenders from time to time a party to the Term Loan Agreement (as hereinafter defined) (KeyBank, in its capacity as Administrative Agent, is hereinafter referred to as “Agent”), and each of the undersigned “Lenders” (hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor, certain Subsidiaries of the Parent Guarantor, KeyBank, Agent and the other Lenders are party to that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017, as amended by that certain First Amendment to First Amended and Restated Term Loan Agreement dated as of December 20, 2019 and by that certain Second Amendment to First Amended and Restated Term Loan Agreement dated as of July 29, 2020 (as the same may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time, the “Term Loan Agreement”);

WHEREAS, the Borrower and the Parent Guarantor have requested that the Agent and the Lenders modify the Term Loan Agreement in certain respects and the Agent and the Lenders have agreed to such modifications on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and as a material inducement to the Agent and the Lenders to agree to such modifications, the parties do hereby covenant and agree as follows:

1.                  Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Term Loan Agreement.

2.                  Modification of the Term Loan Agreement. Borrower, the Parent Guarantor, Agent and the Lenders do hereby modify and amend the Term Loan Agreement and certain of the Exhibits thereto by deleting therefrom the text that is shown as a deletion or strike-through in the form of the Term Loan Agreement and the Exhibits attached hereto as Exhibit A and made a part hereof (the “Revised Term Loan Agreement”), and by inserting in the Term Loan Agreement and such Exhibits the text shown as an insertion or underlined text in the Revised Term Loan Agreement, such that from and after the Effective Date (as hereinafter defined) the Term Loan Agreement and such Exhibits are amended to read as set forth in the Revised Term Loan Agreement. Furthermore, Schedule 2.01 of the Term Loan Agreement is hereby amended, restated and replaced in its entirety by Schedule 2.01 attached hereto as Exhibit B. From and after the Effective Date, the Term Loan Agreement (and the Exhibits and Schedules thereto) shall be the Term Loan Agreement, as amended by this Amendment (including such amendments to certain Exhibits and Schedule 2.01 as are set forth herein).

3.                  Acknowledgment of Borrower and Parent Guarantor. Borrower and the Parent Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and the Parent Guarantor, as applicable, enforceable against Borrower and the Parent Guarantor in accordance with their respective terms (except as enforceability is limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally). By execution hereof, the Parent Guarantor consents to the amendments contained herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, waiver or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or the Parent Guarantor under the Loan Documents.

4.                  References to Term Loan Agreement. All references in the Loan Documents to the Term Loan Agreement shall be deemed a reference to the Revised Term Loan Agreement.

5.                  Representations. Borrower and the Parent Guarantor represent and warrant to Agent and the Lenders as follows:

(a)               Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and the Parent Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and the Parent Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or the Parent Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or the Parent Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any Organization Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or the Parent Guarantor or any of their respective properties or to which Borrower or the Parent Guarantor is subject, and (v) do not and will not result in or require the imposition of any Lien on any of the properties, assets or rights of Borrower or the Parent Guarantor.

(b)               Enforceability. This Amendment constitutes the valid and legally binding obligations of Borrower and the Parent Guarantor, enforceable in accordance with the terms and provisions hereof, except as enforceability may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

(c)               Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any filing with, or the giving of any notice to, any Governmental Authority other than those already obtained, taken or made, as the case may be, those specified herein and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)               Reaffirmation. Borrower and the Parent Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and the Parent Guarantor in the Loan Documents (including, without limitation, the Revised Term Loan Agreement) or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

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6.                  No Default. By execution hereof, Borrower and the Parent Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.

7.                  Waiver of Claims. Borrower and the Parent Guarantor acknowledge, represent and agree that as of the date of this Amendment they have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and Borrower and the Parent Guarantor do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8.                  Effective Date. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Effective Date”):

(a)               the execution and delivery of this Amendment by Borrower, the Parent Guarantor, Agent and all of the Lenders;

(b)               the execution and delivery by Borrower, Parent Guarantor, and the agent and lenders under the Revolving Credit Agreement of an amendment to the Revolving Credit Agreement which is substantially the same as this Amendment in all material respects;

(c)               Borrower shall have paid the reasonable and documented fees and expenses of the Agent due and payable in accordance with Section 10.04 of the Term Loan Agreement with respect to this Amendment and such other fees payable to the Agent and/or Lenders with respect to this Amendment, all of which shall be fully earned and non-refundable under any circumstances when paid; and

(d)               Agent shall have received such other assurances, certificates, documents, consents or opinions as the Agent or the Lenders may reasonably request.

9.                  Amendment as Loan Document. This Amendment shall constitute a Loan Document.

10.              Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment. For purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Agent to accept electronic signatures in any form or format without its prior written consent. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

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11.              Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Term Loan Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, its general partner, a Delaware limited liability company

By:	Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: ____/s/ Michael B. Haines_____________
Name: ___Michael B. Haines______________
Title: ___Chief Financial Officer____________

PARENT GUARANTOR:

RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation

By: ____/s/ Michael B. Haines_____________
Name: ___Michael B. Haines______________
Title: ___Chief Financial Officer____________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By: __/s/ James Komperda________________________
Name: __James Komperda________________________
Title: __Senior Vice President______________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: __/s/ James Komperda________________________
Name: __James Komperda________________________
Title: __Senior Vice President______________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ____/s/ Michael F. Diemer________________
Name: ___Michael F. Diemer_________________
Title: ____Senior Vice President_______________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: ____/s/ David C. Drouillard_____________________
Name: ____David C. Drouillard_____________________
Title: ___SVP__________________________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By: ___/s/ Rebecca Liu Chabanon____________________
Name: __Rebecca Liu Chabanon______________________
Title: ___Director_________________________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

REGIONS BANK, as a Lender

By: ___/s/ William Chalmers_______________________
Name: __William Chalmers________________________
Title: ____Senior Vice President____________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: ___/s/ Jessica W. Phillips_______________________
Name: ___Jessica W. Phillips_______________________
Title: ___Authorized Signatory______________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

BANK OF AMERICA, N.A., as a Lender

By: ___/s/ Helen Chan_______________________________
Name: __Helen Chan________________________________
Title: ___Vice President______________________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

JPMORGAN CHASE BANK, N.A., as a Lender

By: __/s/ Jordan Santora____________________________
Name: ____Jordan Santora__________________________
Title: ____Vice President___________________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: ___/s/ Rebecca Ghermezi____________________________
Name: ____Rebecca Ghermezi___________________________
Title: ____Vice President_______________________________

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

LENDER:

CITIBANK, N.A., as a Lender

By: ___/s/ Christopher J. Albano________________________
Name: __Christopher J. Albano_________________________
Title: ___Authorized Signatory_________________________

[Signature Page to Third Amendment to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2023]

Composite

First Amendment dated as of December 20, 2019

Second Amendment dated as of July 29, 2020

Third Amendment dated as of March 2, 2023

EXHIBIT A

FIRST AMENDED and RESTATED TERM LOAN AGREEMENT

Dated as of September 8, 2017

among

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP,
as the Borrower,

RETAIL OPPORTUNITY INVESTMENTS CORP.,
as the Parent Guarantor,

CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR IDENTIFIED HEREIN,

as the Subsidiary Guarantors,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,

BMO CAPITAL MARKETS

and

REGIONS BANK,
as Co-Syndication Agents,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Documentation Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

KEYBANC CAPITAL MARKETS INC.,

BMO CAPITAL MARKETS

and

REGIONS CAPITAL MARKETS,
as Joint Lead Arrangers

and

KEYBANC CAPITAL MARKETS INC.,

as Book Manager

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~33~~35
1.03	Accounting Terms	~~34~~36
1.04	Rounding	~~34~~36
1.05	Times of Day	~~34~~36
1.06	Amendment and Restatement	~~34~~37

ARTICLE II THE COMMITMENTS AND LOANS		~~35~~38

2.01	Loans	~~35~~38
2.02	Borrowings, Conversions and Continuations of Loans	~~35~~38
2.03	Intentionally Omitted	~~37~~40
2.04	Prepayments	~~37~~40
2.05	Intentionally Omitted	~~37~~40
2.06	Repayment of Loans	~~37~~40
2.07	Interest	~~37~~40
2.08	Fees	~~39~~41
2.09	Computation of Interest and Fees	~~39~~41
2.10	Evidence of Debt	~~39~~42
2.11	Payments Generally; Administrative Agent’s Clawback	~~40~~42
2.12	Sharing of Payments by Lenders	~~41~~44
2.13	Intentionally Omitted	~~42~~45
2.14	Increase in Commitments	~~42~~45
2.15	Intentionally Omitted	~~44~~46
2.16	Defaulting Lenders	~~44~~46

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~45~~48

3.01	Taxes	~~45~~48
3.02	Illegality	~~50~~52
3.03	Temporary Inability to Determine Interest Rates	~~50~~53
3.04	Increased Costs; Reserves on ~~Eurodollar~~SOFR Rate Loans	~~51~~54
3.05	Compensation for Losses	~~52~~55
3.06	Mitigation Obligations; Replacement of Lenders	~~53~~56
3.07	Survival	~~54~~56
3.08	Permanent Inability to Determine Interest Rates; Alternative Rate of Interest	~~54~~56

ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS		~~55~~58

4.01	Conditions of Effectiveness	~~55~~58

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(continued)

4.02	Conditions to all Loans	~~57~~60

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~58~~61

5.01	Existence, Qualification and Power; REIT Status	~~58~~61
5.02	Authorization; No Contravention	~~59~~61
5.03	Governmental Authorization; Other Consents	~~59~~61
5.04	Binding Effect	~~59~~61
5.05	Financial Statements; No Material Adverse Effect	~~59~~62
5.06	Litigation	~~60~~62
5.07	No Default	~~60~~62
5.08	Ownership of Property; Liens	~~60~~63
5.09	Environmental Compliance	~~61~~63
5.10	Insurance	~~62~~64
5.11	Taxes	~~62~~64
5.12	ERISA Compliance	~~62~~64
5.13	Subsidiaries; Equity Interests	~~63~~65
5.14	Margin Regulations; Investment Company Act	~~63~~65
5.15	Disclosure	~~63~~65
5.16	Compliance with Laws	~~64~~66
5.17	Intellectual Property; Licenses, Etc	~~64~~66
5.18	Solvency	~~64~~66
5.19	Amendment to Note Purchase Agreement	~~64~~66
5.20	Sanctions Laws and Regulations	~~64~~67
5.21	EEA Financial Institutions	~~65~~67
5.22	Beneficial Ownership	67

ARTICLE VI AFFIRMATIVE COVENANTS		~~65~~67

6.01	Financial Statements	~~65~~68
6.02	Certificates; Other Information	~~66~~68
6.03	Notices	~~69~~71
6.04	Payment of Obligations	~~69~~72
6.05	Preservation of Existence, Etc	~~70~~72
6.06	Maintenance of Property	~~70~~72
6.07	Maintenance of Insurance	~~70~~72
6.08	Compliance with Laws	~~70~~73
6.09	Books and Records	~~70~~73
6.10	Inspection Rights	~~71~~73
6.11	Use of Proceeds	~~71~~73
6.12	Additional Guarantors	~~71~~74
6.13	REIT Status	~~71~~74
6.14	Compliance With Material Contracts	~~72~~74
6.15	Designation as Senior Debt	~~72~~74

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(continued)

6.16	Intentionally Omitted	~~72~~74
6.17	Public Company Status	~~72~~74

ARTICLE VII NEGATIVE COVENANTS		~~72~~74

7.01	Liens	~~72~~75
7.01A	Other Matters Concerning UAP Properties	~~74~~76
7.02	Intentionally Omitted	~~74~~76
7.03	Indebtedness	~~74~~76
7.04	Fundamental Changes	~~74~~76
7.05	Dispositions	~~74~~77
7.06	Change in Nature of Business	~~75~~78
7.07	Transactions with Affiliates	~~75~~78
7.08	Intentionally Omitted	~~76~~78
7.09	Use of Proceeds	~~76~~78
7.10	Financial Covenants	~~76~~79
7.11	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	~~77~~80

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~78~~80

8.01	Events of Default	~~78~~80
8.02	Remedies Upon Event of Default	~~80~~82
8.03	Application of Funds	~~80~~83

ARTICLE IX ADMINISTRATIVE AGENT		~~81~~84

9.01	Appointment and Authority	~~81~~84
9.02	Rights as a Lender	~~82~~84
9.03	Exculpatory Provisions	~~82~~84
9.04	Reliance by Administrative Agent	~~83~~85
9.05	Delegation of Duties	~~83~~86
9.06	Resignation of Administrative Agent	~~83~~86
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~84~~86
9.08	No Other Duties, Etc	~~84~~87
9.09	Administrative Agent May File Proofs of Claim	~~84~~87
9.10	Guaranty Matters	~~85~~88
9.11	Erroneous Payments	88

ARTICLE X MISCELLANEOUS		~~86~~91

10.01	Amendments, Etc	~~86~~91
10.02	Notices; Effectiveness; Electronic Communication	~~87~~93
10.03	No Waiver; Cumulative Remedies; Enforcement	~~90~~95

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(continued)

10.04	Expenses; Indemnity; Damage Waiver	~~90~~96
10.05	Payments Set Aside	~~92~~98
10.06	Successors and Assigns	~~93~~98
10.07	Treatment of Certain Information; Confidentiality	~~97~~103
10.08	Right of Setoff	~~98~~104
10.09	Interest Rate Limitation	~~99~~104
10.10	Counterparts; Integration; Effectiveness	~~99~~105
10.11	Survival of Representations and Warranties	~~99~~105
10.12	Severability	10~~0~~5
10.13	Replacement of Lenders	10~~0~~6
10.14	Governing Law; Jurisdiction; Etc	10~~1~~7
10.15	Waiver of Jury Trial	10~~2~~8
10.16	No Advisory or Fiduciary Responsibility	10~~2~~8
10.17	Electronic Execution of Assignments and Certain Other Documents	10~~3~~9
10.18	USA PATRIOT Act	10~~3~~9
10.19	Dealings with the Borrowers	10~~3~~9
10.20	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	10~~4~~9

ARTICLE XI GUARANTY		~~104~~110

11.01	The Guaranty	~~104~~110
11.02	Obligations Unconditional	~~105~~111
11.03	Reinstatement	~~106~~112
11.04	Certain Additional Waivers	~~106~~112
11.05	Remedies	~~106~~112
11.06	Rights of Contribution; Keepwell	~~107~~112
11.07	Guarantee of Payment; Continuing Guarantee	~~107~~113

ARTICLE XII ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs		~~107~~113

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SCHEDULES

2.01       Commitments and Applicable Percentages

5.06       Litigation

5.08       Real Property Assets

5.13       Subsidiaries; Other Equity Investments

7.01       Liens

10.02       Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

1.01       Assignment and Assumption

2.02       Loan Notice

2.10       Note

3.01       U.S. Tax Compliance Certificates

6.02       Compliance Certificate

6.12       Joinder Agreement

first AMENDED AND RESTATED TERM LOAN AGREEMENT

This FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT (together with all exhibits and schedules hereto, this “Agreement”) is dated as of September 8, 2017, among RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation (or any successor entity permitted under Section 7.04, the “Parent Guarantor”), certain subsidiaries of the Parent Guarantor as subsidiary guarantors in accordance with Section 6.12 (the “Subsidiary Guarantors”; and together with the Parent Guarantor, the “Guarantors”), each Lender (as defined below) from time to time party hereto and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower, the Guarantors, certain of the Lenders party hereto on the date hereof and the Administrative Agent entered into a Term Loan Agreement, dated as of September 29, 2015, as amended by that certain First Amendment to Term Loan Agreement dated as of July 20, 2016, that certain Second Amendment to Term Loan Agreement dated as of August 24, 2016 and that certain Third Amendment to Term Loan Agreement dated as of September 16, 2016 (the “Existing Term Loan Agreement”); and

The Borrower, the Guarantors, the Lenders party hereto on the date hereof and the Administrative Agent desire to amend and restate the Existing Term Loan Agreement in its entirety and the Lenders and the Administrative Agent are willing to do so upon the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby amend and restate the Existing Term Loan Agreement in its entirety and covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

       Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Daily Simple SOFR” means, with respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Adjusted Net Operating Income” means, for any Real Property Asset for the most recently ended fiscal quarter, an amount equal to (a) the aggregate gross revenues from the operations of such Real Property Asset during such period minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Real Property Asset during such period (including real estate taxes, but excluding any actual management fees, debt service charges, income taxes and depreciation, amortization and other non-cash expenses) plus (ii) a management fee equal to the greater of (A) three percent (3%) of the aggregate gross revenues from the operations of such Real Property Asset during such period and (B) actual management fees paid to third parties in connection with such Real Property Asset during such period plus (iii) a replacement reserve of $0.0375 per square foot with respect to such Real Property Asset; provided that it is understood and agreed that for any Real Property Asset (x) acquired during the most recently ended fiscal quarter, the revenues included in clause (a) above and the expenses included in clause (b) above shall be an amount equal to the revenues and expenses attributable to such Real Property Asset during the days such Real Property Asset has been owned by the Parent Guarantor or a Subsidiary multiplied by a ratio equal to (I) 90 divided by (II) the number of days such Real Property Asset has been owned and (y) Disposed of during the most recently ended fiscal quarter, the revenues included in clause (a) above and the expenses included in clause (b) above shall be excluded.

“Adjusted Term SOFR” means, for any Available Tenor and Interest Period with respect to a Term SOFR Loan, the greater of (1) the sum of (a) Term SOFR for such Interest Period and (b) the applicable SOFR Index Adjustment and (2) the Floor.

“Administrative Agent” means KeyBank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affected Financial Institution” means any (a) EEA Financial Institution or (b) UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of Aggregate Commitments in effect on the Closing Date is $300,000,000.

“Agreement” has the mean~~s~~ing ~~this First Amended and Restated Term Loan Agreement~~specified in the introductory paragraph hereto.

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Rate Loans.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Pricing Level	Credit Rating Level	~~Eurodollar~~SOFR Rate Loans	Base Rate Loans
I	Credit Rating Level 1	0.85%	0.00%
II	Credit Rating Level 2	0.90%	0.00%
III	Credit Rating Level 3	1.00%	0.00%
IV	Credit Rating Level 4	1.25%	0.25%
V	Credit Rating Level 5	1.65%	0.65%

The Applicable Rate for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Rate for any Interest Period for all ~~Eurodollar~~SOFR Rate Loans having such Interest Period shall be determined by reference to the Credit Rating Level in effect on the first (1st) day of such Interest Period; provided, however, that any change in the Applicable Rate resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective on the date on which the Administrative Agent receives written notice of the application of the Credit Rating Levels or written notice, pursuant to Section 6.03(f) or addressed to the Administrative Agent from the applicable Rating Agency, of a change in such Credit Rating Level, or otherwise confirms such change through information made publicly available by such Rating Agency so long as such notice is received or confirmation is made on or before 11:00 a.m., and if such notice is received or confirmation is made after such time any change in the Applicable Rate shall be effective on the following day.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means KeyBanc Capital Markets Inc., BMO Capital Markets and Regions Capital Markets, each in its capacity as joint lead arranger, and KeyBanc Capital Markets Inc., in its capacity as book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.01 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries for the fiscal year ended December 31, ~~2016~~2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent Guarantor and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.08(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its “prime rate,” ~~and (c) the Eurodollar Rate~~ which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit and (c) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. The “prime rate” is a rate set by Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in ~~such prime rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.~~the Base Rate due to a change in the prime rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clauses (b) through (e) of Section 3.08.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent ~~and~~(in consultation with the Borrower) as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement ~~to the Eurodollar Rate~~ for such benchmark in U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if ~~the~~such Benchmark Replacement as so determined would be less than ~~zero,~~ the Floor, such Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~the Eurodollar Rate~~any then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~any applicable ~~Interest Period~~Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent ~~and~~(in consultation with the Borrower) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities ~~at such time~~.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement); provided that any such conforming changes shall be consistent with changes implemented by the Administrative Agent in similar credit facilities in which it acts as agent.~~

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the ~~Eurodollar Rate~~then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component there~~in~~of) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to ~~the Eurodollar Rate~~such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for ~~the Eurodollar Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the Eurodollar Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the Eurodollar Rate~~such Benchmark (or such component), which states that the administrator of ~~the Eurodollar Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the Eurodollar Rate~~all Available Tenors of such Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of ~~the Eurodollar Rate announcing that the Eurodollar Rate is no longer~~such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means ~~(a)~~, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~.

“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~ with respect to ~~the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a~~any then-current Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the Eurodollar Rate~~such Benchmark for all purposes hereunder and under any other Loan Document in accordance with clauses (b) through (e) of Section 3.08. and (y) ending at the time that a Benchmark Replacement has replaced ~~the Eurodollar Rate~~such Benchmark for all purposes hereunder pursuant to clauses (b) through (e) of Section 3.08.

“Beneficial Ownership Certification” means, as to Borrower or any other Person, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Administrative Agent or any Lender requesting the same.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” means with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and~~, if such day relates~~ (b) with respect to any ~~Eurodollar~~matters relating to SOFR Rate Loans, ~~means any such day that is also a London Banking~~a SOFR Business Day.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a Capital Lease on the balance sheet of that Person.

“Capitalization Rate” means 6.25%.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date of this Agreement regardless of when adopted, enacted or issued.

“Change of Control” means an event or series of events by which:

(a)       the Parent Guarantor fails to own eighty percent (80%) of the Voting Stock of the Borrower;

(b)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that, notwithstanding the above, unexercised warrants with respect to Equity Interests of the Parent Guarantor shall not be deemed to be ownership of Equity Interests of the Parent Guarantor unless and until such warrants are exercised; or

(c)       during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the date hereof.

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, guidelines and regulations thereunder.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower in the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 6.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.02.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period (including amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense), (ii) the provision for Federal, state, local and foreign income taxes payable by the Parent Guarantor and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, and (iv) other non-recurring non-cash expenses of the Parent Guarantor and its Subsidiaries and all non-recurring extraordinary losses, in each case reducing such Consolidated Net Income for such period, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent Guarantor and its Subsidiaries for such period and (ii) all non-recurring non-cash items and all non-recurring extraordinary gains, in each case increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recent fiscal quarter period ending on such date multiplied by four (4) to (b) Consolidated Fixed Charges for the most recent fiscal quarter ending on such date multiplied by four (4).

“Consolidated Fixed Charges” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Expense for such period plus (b) current scheduled principal payments of Consolidated Funded Indebtedness (excluding any payment of principal under the Loan Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it) for such period plus (c) dividends and distributions that were required to be paid on preferred stock, if any for such period, in each case, as determined in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, Funded Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis plus, without duplication, the Parent Guarantor’s and Subsidiaries’ pro rata share of Funded Indebtedness of Unconsolidated Joint Ventures.

“Consolidated Interest Expense” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of all interest expense (whether paid, accrued or capitalized) and letter of credit fee expense, as determined in accordance with GAAP; provided that it shall (a) include the interest component under Capital Leases and Attributable Indebtedness under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Total Asset Value as of such date.

“Consolidated Net Income” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the net income of the Parent Guarantor and its Subsidiaries for that period, as determined in accordance with GAAP.

“Consolidated Secured Indebtedness” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness that is subject to a Lien other than Non-Consensual Liens.

“Consolidated Secured Indebtedness Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness on such date to (b) Consolidated Total Asset Value on such date.

“Consolidated Total Asset Value” means, as of any date of determination, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) the quotient of (i) (x) an amount equal to (A) Adjusted Net Operating Income for the prior fiscal quarter minus (B) the aggregate amount of Adjusted Net Operating Income attributable to each Real Property Asset sold or otherwise Disposed of during such prior fiscal quarter minus (C) the aggregate amount of Adjusted Net Operating Income for the prior fiscal quarter attributable to each Real Property Asset acquired during the last four fiscal quarters multiplied by (y) four (4) divided by (ii) the Capitalization Rate, plus (b) with respect to each Real Property Asset acquired during such prior four fiscal quarters, the book value of such Real Property Asset; provided that the Borrower may, at its discretion, make a one-time irrevocable election to value a Real Property Asset acquired during the prior four fiscal quarters in an amount equal to (i) the quotient of (A) an amount equal to (y) the Adjusted Net Operating Income from such Real Property Asset multiplied by (z) four (4) divided by (B) the Capitalization Rate, plus (c) unrestricted Cash Equivalents, plus (d) the book value of Real Property Assets that constitute unimproved land holdings, plus (e) the book value of Real Property Assets that constitute construction in progress, plus (f) the carrying value of performing mortgage loans, plus (g) the Parent Guarantor’s and Subsidiaries’ pro rata share of the forgoing items and components attributable to interests in Unconsolidated Joint Ventures.

Notwithstanding the foregoing, to the extent (A) the amount of Consolidated Total Asset Value attributable to mortgage loans would exceed five percent (5%) of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value, (B) the amount of Consolidated Total Asset Value attributable to construction in progress would exceed fifteen percent (15%) of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value, (C) the amount of Consolidated Total Asset Value attributable to unimproved land (calculated on the basis of acquisition cost) would exceed five percent (5%) of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value, (D) the amount of Consolidated Total Asset Value attributable to Investments in unconsolidated partnerships and joint ventures would exceed twenty percent (20%) of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value and (E) the amount of Consolidated Total Asset Value attributable to assets of the types referred to in the immediately preceding clauses (A) through (D) would exceed twenty percent (20%) of Consolidated Total Asset Value in the aggregate, such excess shall be excluded from Consolidated Total Asset Value.

“Consolidated Unencumbered Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Unsecured Indebtedness as of such date to (b) the Unencumbered Asset Pool Value.

“Consolidated Unsecured Indebtedness” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness that is not Consolidated Secured Indebtedness.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Section 382.2(b).

“Covered Party” has the meaning specified in Article XII.

“Credit Rating” means, as of any date of determination, the highest of the credit ratings (or their equivalents) then assigned to Parent Guarantor’s long-term senior unsecured non-credit enhanced debt by any of the Rating Agencies. A credit rating of BBB- from S&P or Fitch is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P or Fitch is equivalent to a credit rating of Baa2 from Moody’s and vice versa. It is the intention of the parties that if Parent Guarantor shall only obtain a credit rating from two of the Rating Agencies without seeking a credit rating from the third Rating Agency, the Borrower shall be entitled to the benefit of the Credit Rating Level for such credit ratings. If Parent Guarantor shall have obtained a credit rating from at least two of the Rating Agencies, the highest of the credit ratings shall control, provided that the next highest credit rating is only one level below that of the higher or highest rating. If the next highest rating is more than one level below that of the highest credit rating, the operative credit rating would be deemed to be one rating level higher than the next highest credit rating. If Parent Guarantor shall have obtained a credit rating from two or more of the Rating Agencies and shall thereafter lose such credit ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) from two of the Rating Agencies, the Parent Guarantor shall be deemed for the purposes hereof not to have a credit rating. If at any time two or more of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each such substitute rating agency with that of the rating agency being replaced) and, pending such amendment, the Credit Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply.

“Credit Rating Level” means one of the following five pricing levels, as applicable, during any period that the Parent Guarantor has no Credit Rating Level, Credit Rating Level 5 shall be the applicable Credit Rating Level:

“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or Fitch or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Fitch or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Fitch or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Fitch or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Fitch or Baa3 by Moody’s or there is no Credit Rating.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) two percent (2%) per annum; provided, however, that with respect to a ~~Eurodollar~~SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum.

“Default Rights” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sections 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Person” has the meaning specified in Section 5.20.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; it being understood that Disposition shall not include an arrangement that solely results in a Permitted Lien.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in clauses (b) through (e) of Section 3.08, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate; and~~

~~(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” has the meaning specified in Section 6.02.

“Eligible Assignee” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that meets the requirements to be an assignee under Sections 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Ground Lease” means, at any time, a ground lease (a) under which a Loan Party or a UAP Subsidiary is the lessee and is the fee owner of (or leases) the structural improvements located thereon, (b) that has a remaining term of not less than thirty (30) years (including the initial term and any additional extension options that are solely at the option of such Loan Party or such UAP Subsidiary), (c) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of a first mortgage lender to the lessee and (d) where such Loan Party’s or UAP Subsidiary’s interest in the underlying Real Property Asset or the lease is not subordinate to any Lien other than the Eligible Ground Lease itself, any fee mortgage (if such fee mortgage has non-disturbed such Loan Party or UAP Subsidiary pursuant to a non-disturbance agreement reasonably satisfactory to the Administrative Agent), any Liens permitted by Section 7.01 and other encumbrances reasonably acceptable to the Administrative Agent, in its discretion.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules, guidelines and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than a Reportable Event for which the notice requirements have been waived by regulation); (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or the termination of a Multiemployer Plan under Section 4041A of ERISA for which the Borrower or any of its ERISA Affiliates has any liability; (e) the termination of a Pension Plan under Section 4042 of ERISA; (f) the determination that any Pension Plan is considered “at-risk” within the meaning of Section 430 of the Code or Section 303 of ERISA or a notification that a Multiemployer Plan is “endangered” or in “critical” status within the meaning of Section 432 of the Code or Sections 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning specified in Section 9.11.

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.11.

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.11.

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.11.

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means:~~

~~(a)       for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the average rate (rounded to the nearest 1/100th) as shown in Reuters Screen LIBOR 01 Page (or any successor service or, if such Person no longer reports such rate as determined by Administrative Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which Dollar deposits are offered in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two (2) London Banking Days prior to the first (1st) day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates; and~~

~~(b)       for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the average rate (rounded to the nearest 1/100th) as shown in Reuters Screen LIBOR 01 Page (or any successor service or, if such Person no longer reports such rate as determined by Administrative Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which Dollar deposits are offered in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two (2) London Banking Days prior to the first (1st) day of such Interest Period with a maturity of one (1) month commencing that day and in an amount approximately equal to the amount of the Base Rate Loan being made, continued or converted by KeyBank.~~

~~Notwithstanding the foregoing, if at any time the Eurodollar Rate determined as provided above is less than zero percent (0%), such rate shall be deemed to be zero percent (0%) for purposes of this Agreement, except in the case of Eurodollar Rate Loans that are subject to a Specified Swap Contract that provides a hedge against interest rate risk.~~

~~“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”~~

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Commitments” means the Commitments (as defined in the Existing Term Loan Agreement).

“Existing Lenders” means the Lenders (as defined in the Existing Term Loan Agreement).

“Existing Loan” has the meaning specified in Section 2.01.

“Existing Note” means a Note (as defined in the Existing Term Loan Agreement) that is issued and outstanding immediately prior to the effectiveness of this Agreement.

“Existing Term Loan Agreement” has the meaning specified in the recitals hereto.

“Exiting Lender” has the meaning specified in Section 1.0~~7~~6.

“FASB” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or other official interpretations thereof, any ~~intergovernmental~~ agreement~~s (and related legislation, administrative rules or official interpretations thereof) related thereto and any agreements~~ entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate determined as provided above shall be less than zero percent (0%), such rate shall be deemed to be zero percent (0%) for the purposes of this Agreement.

“Federal Reserve ~~Bank of New York’s Website~~Board” means the ~~website~~Board of Governors of the Federal Reserve ~~Bank of New York at  http://www.newyorkfed.org , or any successor source.~~System of the United States.

“Fee Letter” means the letter agreement, dated August 9, 2017, among the Borrower, the Administrative Agent, and KeyBanc Capital Markets, Inc.

“Fitch” means Fitch, Inc. and any successor thereto.

“Five Percent Subsidiary” has the meaning specified in Section 8.01(f).

“Floor” means a rate of interest equal to zero percent (0.0%) per annum.

“Foreign Lender” means a Lender that is not a U.S. Person.

~~“FRB” means the Board of Governors of the Federal Reserve System of the United States.~~

“Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means the sum of the following (whether or not included as indebtedness or liabilities in accordance with GAAP):

(a)       all obligations for borrowed money, whether current or long term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms that are not overdue and bona fide earnout obligations and holdbacks that are contingent on future performance);

(c)       all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(d)       Attributable Indebtedness;

(e)       all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(f)       without duplication, guarantees and other support obligations in respect of Funded Indebtedness of another Person;

(g)       Funded Indebtedness of any partnership or joint venture or other similar entity in which a Loan Party or any Subsidiary is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to any Loan Party or Subsidiary for payment thereof; and

(h)       Swap Termination Value under any Swap Contracts.

For purposes hereof, the amount of Funded Indebtedness shall be determined based on (A) in the case of borrowed money indebtedness under clause (a) above and purchase money indebtedness and deferred purchase obligations under clause (b) above, the then outstanding principal amount, (B) in the case of letter of credit obligations and the other obligations under clause (c) above, the maximum amount available to be drawn, and (C) in the case of support obligations under clause (g) above, based on the amount of Funded Indebtedness that is the subject of the support obligations. For clarification purposes, “Funded Indebtedness” shall not include intercompany indebtedness of the Loan Parties and their Subsidiaries, general accounts payable of the Loan Parties and their Subsidiaries which arise in the ordinary course of business, accrued expenses of the Loan Parties and their Subsidiaries incurred in the ordinary course of business or minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (g) above).

“Funds From Operations” means, as of any date of determination, and for any relevant period with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to (1) Consolidated Net Income for such period plus (2) depreciation and amortization for such period plus (3) to the extent such amounts have reduced Consolidated Net Income, costs and expenses incurred in connection with any consummated acquisition during such period in an amount not to exceed fifteen percent (15%) of Consolidated EBITDA for the most recently ended four fiscal quarter period and subject to adjustments for unconsolidated partnerships and joint ventures as hereafter provided plus (4) to the extent such amounts have reduced Consolidated Net Income, any expenses for such period incurred in connection with the exercise by holders of warrants (existing on the date of this Agreement) in exchange for common Equity Interests in the Parent Guarantor so long as the Parent Guarantor receives an amount of cash in excess of such expenses in connection with such exercise. Notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, the Parent Guarantor’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts and (b) Consolidated Net Income shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of Funded Indebtedness, (ii) sales of property, (iii) sales or redemptions of preferred stock or (iv) non cash asset impairment charges.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board consistently applied and as in effect from time to time.

“General Partner” means Retail Opportunity Investments GP, LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority, or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be the lesser of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Parent Guarantor and all Subsidiaries who become Guarantors pursuant to Section 6.12.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders under Article XI of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Obligations” means all obligations of the Borrower to any Lender Hedge Provider to make any payments under any agreement with respect to a Swap Contract regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such Swap Contract, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified. Under no circumstances shall any of the Hedge Obligations guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)       all Funded Indebtedness of such Person;

(b)       all other obligations (other than Intangible Liabilities) that would constitute obligations on the balance sheet of such Person, as determined in accordance with GAAP; and

(c)       all Guarantees of such Person in respect of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Materials” has the meaning specified in Section 6.02.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intangible Liabilities” means liabilities that are considered to be intangible liabilities under GAAP.

“Interest Payment Date” means (a) as to ~~any Eurodollar Rate Loan or~~each Base Rate Loan ~~(i)~~and each Daily Simple SOFR Loan, the last day of each ~~month~~calendar month during the term of such Loan, in arrears, and on the Maturity Date, and (b) as to each Term SOFR Loan, the last day of each Interest Period relating thereto; provided~~, however,~~  that in the event ~~such day is not a Business Day, such Interest Payment Date shall be the last Business Day of such month and (ii)~~that the Interest Period for a Term SOFR Loan shall be for a period in excess of three months, then interest shall also be payable on the three month anniversary of the commencement of such Interest Period, and on the Maturity Date.

“Interest Period” means ~~as~~, with respect to each ~~Eurodollar Rate~~Term SOFR Loan, ~~the~~a period ~~commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date~~of one~~, two~~, three or six months ~~thereafter,~~ as selected by the Borrower ~~in its Loan Notice~~; provided ~~that:~~

, however, that (i) the initial Interest Period for any borrowing of a Term SOFR Loan shall commence on the date of such borrowing (the date of a borrowing resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if ~~(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;~~

~~(ii)~~       any Interest Period ~~pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or~~begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period~~)~~, such Interest Period shall end on the last Business Day of ~~the~~such calendar month ~~at the end of~~ ; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period~~; and~~ shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Term SOFR Loan may be selected that would end after the Maturity Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective borrowing of Term SOFR Loans as provided above, the Borrower shall be deemed to have elected to continue such borrowing as, or convert such borrowing to, as the case may be, a Term SOFR Loan with an Interest Period of one (1) month effective as of the expiration date of such current Interest Period.

~~(iii)       no Interest Period shall extend beyond the Maturity Date.~~

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.12 executed and delivered by a Subsidiary in accordance with the provisions of Section 6.12.

“KeyBank” means KeyBank National Association and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means (a) each Person party hereto as a “Lender” on the Closing Date and (b) any Person that shall have become party hereto as a “Lender” pursuant to an Assignment and Assumption or pursuant to Section 2.14, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender Hedge Provider” means, with respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

~~“Liquidity Amount” means as of any date of determination, the sum of (a) the aggregate amount of Unrestricted Cash and Cash Equivalents held by Parent Guarantor or Borrower on such date, plus (b) the aggregate principal amount that is available for borrowing under any “Material Credit Facility” (as defined in each Note Purchase Agreement), including, without limitation, this Agreement, the Revolving Credit Agreement and each Note Purchase Agreement; provided that the maturity of such Material Credit Facility is at least one year from such date of determination; minus (c) the aggregate principal amount of Indebtedness outstanding on such date of determination that is payable or required to be paid on or prior to the last day of the Waiver Period, minus (d) the aggregate amount of committed capital expenditures to be made during the Waiver Period, minus (e) the aggregate amount of declared dividends and/or other distributions to be made during the Waiver Period.~~

“Loan” means any loan made by a Lender to the Borrower under Section 2.01 or Section 2.14.

“Loan Documents” means this Agreement, each Note, each Joinder Agreement and the Fee Letter.

“Loan Notice” means a notice of (a) a borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~Eurodollar~~SOFR Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Lookback Day” has the meaning specified in the definition of “Term SOFR”.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Acquisition” means a simultaneous acquisition by Borrower or its Subsidiaries of one or more assets with a purchase price of ten percent (10%) or more of Consolidated Total Asset Value immediately prior to such acquisition.

“Material Adverse Effect” means (~~A~~a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities, or financial condition of the Parent Guarantor and its Subsidiaries, taken as a whole; (~~B~~b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Parent Guarantor or any Loan Party to perform its obligations under any Loan Document to which it is a party; or (~~C~~c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent Guarantor or any Loan Party of any Loan Documentation to which it is a party.

“Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means any Domestic Subsidiary of the Parent Guarantor that either (i) owns (or ground leases, as applicable) a UAP Property or other assets the value of which is included in the determination of Unencumbered Asset Pool Value and which at any time (whether when such Real Property Asset becomes a UAP Property or thereafter) has incurred, acquired, suffered to exist, or incurs, acquires or suffers to exist, or otherwise is liable with respect to any Funded Indebtedness that is (x) not Non-Recourse Indebtedness and (y) not owing solely to the Parent Guarantor or a Domestic Subsidiary thereof that itself does not have any Funded Indebtedness (whether as a borrower, co-borrower, guarantor, or otherwise), or (ii) is the borrower or co-borrower under, guarantees, or otherwise is or becomes obligated in respect of, any Funded Indebtedness that is (x) not Non-Recourse Indebtedness and (y) not owing solely to the Parent Guarantor or a Domestic Subsidiary thereof that itself does not have any Funded Indebtedness; provided that, in lieu of causing such Subsidiary to become a Guarantor as provided in Section 6.12, the Borrower may elect by delivery of written notice to Administrative Agent to exclude such Subsidiary as a Guarantor provided any such Indebtedness of such Subsidiary which is not Non-Recourse Indebtedness is recourse only to the Subsidiary and not recourse to any other Person, and provided further that all assets owned directly or indirectly by the Subsidiary are excluded from the Unencumbered Asset Pool Value (and in each such case, such Subsidiary shall cease to be a Material Subsidiary for all purposes hereunder).

“Maturity Date” means January 20, 2025; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consensual Liens” are Liens permitted by Sections 7.01(b) – 7.01(l), inclusive.

“Non-Consenting Lender” has the meaning set forth in Section 10.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Indebtedness” means Indebtedness of a Person in respect of which recourse for payment (except for normal and customary exclusions from non-recourse indebtedness, such as fraud, intentional misrepresentation, misapplication of funds, waste, Environmental Liabilities and voluntary bankruptcy until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Non-Recourse Indebtedness” to the extent of the amount of such claim) is contractually and solely limited to specific assets of such Person encumbered by a Lien securing such Indebtedness and is not a general obligation of such Person.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit 2.10.

“Note Purchase Agreement” means, collectively, (a) that certain Amended and Restated Note Purchase Agreement dated as of September 22, 2016 by and among Borrower and the Purchasers party thereto, as amended by that certain First Amendment dated as of September 8, 2017, and (b) that certain Note Purchase Agreement dated as of November 10, 2017 by and among Borrower and the Purchasers party thereto, each as amended, restated, supplemented or modified from time to time, pursuant to which the Borrower issued certain senior unsecured notes.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all Hedge Obligations that are not prohibited from being incurred hereunder and (b) all obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender.

“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

~~“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).~~

~~“QFC Credit Support” has the meaning specified in Article XII.~~

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means as of any date, the aggregate principal amount of Loans outstanding on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parent Guarantor” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation under Section 4002 of ERISA or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is subject to Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Lien” is a Lien permitted by Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), maintained by the Borrower or any ERISA Affiliate.

“Prior Closing Date” means the Closing Date (as defined in the Existing Term Loan Agreement).

“Property” means all property owned or leased by a Loan Party or any of its Subsidiaries, both real and personal.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Article XII.

“Qualified Non-Wholly Owned Subsidiary” means a Subsidiary of the Borrower that at all times during the term of this Agreement meets each of the following criteria: (a) the Borrower or a wholly-owned Subsidiary of the Borrower is the sole managing member or general partner of such Subsidiary and retains, without limitation or restriction, control of all decisions relating to the financing, sale, leasing and management of the UAP Property owned by such Subsidiary, (b) no more than five percent (5.0%) of the Equity Interests in such Subsidiary are directly or indirectly owned by Persons other than the Borrower or a Subsidiary of the Borrower and (c) the Organization Documents of such Subsidiary contain no restriction, condition or limitation on the ability of such Subsidiary to become a Guarantor hereunder or pledge all or any part of its assets, including such UAP Property, as collateral security for the Obligations.

“Rating Agencies” means S&P, Moody’s and Fitch, collectively, and “Rating Agency” means S&P, Moody’s or Fitch.

“Real Property Asset” means, a parcel of real or leasehold property, together with all improvements (if any) thereon (including all tangible personal property owned by the Person owning such real or leasehold property) owned in fee simple or leased pursuant to an Eligible Ground Lease by any Person. “Real Property Assets” means a collective reference to each Real Property Asset.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning specified in Section 10.06(c).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and the regulations promulgated thereunder as in effect at the time any such event occurs, other than an event for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, at least two Lenders having more than 50% of the Total Outstandings; provided that (a) the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) if there is only one Lender then such Lender shall be deemed to constitute Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest of such Person, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Agreement” means the Second Amended and Restated Credit Agreement dated of even date herewith among the Loan Parties, KeyBank National Association, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders party thereto from time to time.

“Revolving Credit Documents” means the Revolving Credit Agreement and each other “Loan Document” as defined in the Revolving Credit Agreement.

“Revolving Credit Obligations” means the “Obligations” as defined in the Revolving Credit Agreement.

“S&P” means S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Laws and Regulations” means any ~~applicable~~ sanctions, prohibitions or requirements imposed by any ~~applicable~~sanctions-related executive order or by any ~~applicable~~ sanctions program administered or enforced by (a) the United States government, including OFAC or any successor to OFAC carrying out functions similar to the foregoing, (b) the United States Department of State, and if applicable, (c) the United Nations Security Council, (d) the European Union or its member states, (e) ~~Her~~His Majesty’s Treasury of the United Kingdom or (f) other relevant sanctions authorities.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent Guarantors and its Subsidiaries, as determined in accordance with GAAP.

“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the~~as administered by the SOFR ~~a~~Administrator ~~of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~.

“SOFR Administrator” means The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” means the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Index Adjustment” means, for any calculation with respect to a Daily Simple SOFR Loan or a Term SOFR Loan, a percentage equal to 0.10% per annum.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

~~“Specified Swap Contract” means all Swap Contracts entered into prior to December 20, 2019 as disclosed to the Administrative Agent, not to exceed a notional amount of $300,000,000”; and~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.

“Super Majority Lenders” means, as of any date of determination, at least two Lenders having more than 66.66% of the Total Outstandings; provided that (a) the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super Majority Lenders and (b) if there is only one Lender then such Lender shall be deemed to constitute Super Majority Lenders.

“Supported QFC” has the meaning specified in Article XII.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means each of BMO Capital Markets and Regions Bank.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and (b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Threshold Amount” means (a) with respect to Indebtedness that is recourse to a Loan Party or any of its Subsidiaries, $35,000,000, (b) with respect to Indebtedness that is not recourse to any Loan Party or any of its Subsidiaries, $150,000,000 and (c) with respect to all other matters, $35,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a ~~Eurodollar~~SOFR Rate Loan.

“UAP Property” means a Real Property Asset that is (i) directly owned by the Borrower, a Guarantor that is a direct or indirect wholly-owned Subsidiary of the Borrower or a Qualified Non-Wholly Owned Subsidiary or a UAP Subsidiary, (ii) a retail property located in the United States and is not unimproved land or assets under development, (iii) either owned in fee simple or subject to an Eligible Ground Lease interest reasonably acceptable to the Administrative Agent, (iv) free of any material environmental problems, (v) not subject to any Liens other than (A) Permitted Liens set forth in Section 7.01(a)-(m) or (B) Permitted Liens set forth in Section 7.01(n) that (i) are in favor of the Lenders or (ii) secure Indebtedness that would otherwise be Consolidated Unsecured Indebtedness and all Obligations equally and ratably pursuant to an agreement consistent with Section7.01(n)(ii), and (vi) not subject to any agreement by any Loan Party not to grant a Lien on such UAP Property securing the Obligations except for an agreement consistent with the provisions of Section 7.01(n)(ii).

“UAP Subsidiary” means each Subsidiary of Borrower and each Qualified Non-Wholly Owned Subsidiary which owns (or ground leases, as applicable) a UAP Property.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

“Unconsolidated Joint Venture” means any Investment in a Person by the Parent Guarantor or a Subsidiary in which such Person is not consolidated with the Parent Guarantor for GAAP purposes.

“Unencumbered Asset Pool Value” means, as of any date of determination, an amount equal to the sum of (a) for all UAP Properties that have been owned for more than twelve (12) months, the quotient of (i) an amount equal to (A) the Adjusted Net Operating Income from such UAP Properties multiplied by (B) four (4) divided by (ii) the Capitalization Rate plus (b) for all UAP Properties not owned on the Closing Date that have been owned for twelve (12) months or less and for all UAP Properties that have been owned for twelve (12) months or less, at the discretion of the Borrower, (i) the book value (as defined by GAAP) of any such UAP Property or (ii) the value of any such UAP Property as determined by the calculation in clause (a) above; provided that when calculating the Unencumbered Asset Pool Value, the following limitations shall apply:

(A)       no more than twenty percent (20%) of the aggregate value of the Unencumbered Asset Pool Value can be contributed by any individual UAP Property;

(B)       no more than fifteen percent (15%) of aggregate Adjusted Net Operating Income used in calculating the Unencumbered Asset Pool Value can be contributed by any single tenant;

(C)       no more than fifteen percent (15%) of the aggregate value of the Unencumbered Asset Pool Value can be contributed by UAP Properties subject to Eligible Ground Leases (rather than owned in fee simple);

(D)       no more than fifteen percent (15%) of the aggregate value of the Unencumbered Asset Pool Value can be contributed by UAP Properties owned by Qualified Non-Wholly Owned Subsidiaries of the Borrower; and

~~(a)       appearing in Section 1.01 of the Term Loan Agreement, and inserting in lieu thereof the following:~~

~~(E)       each UAP Property contributing to or included in the Unencumbered Asset Pool Value shall have a minimum occupancy (leased and tenant current on all payments under its lease) of not less than seventy percent (70%) (the “Minimum Economic Occupancy”); provided that (i) during the Waiver Period the percentage constituting the Minimum Economic Occupancy may be as low as fifty percent (50%) and (ii) up to fifteen percent (15%) of the aggregate value of the UAP Properties contributing to the Unencumbered Asset Pool Value can be comprised of Real Property Assets acquired in any preceding twelve (12) month period that do not meet the Minimum Economic Occupancy; and~~

(~~F~~E) no more than ten percent (10%) of the Unencumbered Asset Pool Value can be contributed by single tenant properties.

Furthermore, in calculating the Unencumbered Asset Pool Value, to the extent any UAP Property is owned by a Qualified Non-Wholly Owned Subsidiary, the Unencumbered Asset Pool Value otherwise attributable to such UAP Property shall be reduced based on the economic and distribution interests of minority holders to account for the ownership, directly or indirectly, by Persons other than the Parent Guarantor or a Subsidiary of the Parent Guarantor of Equity Interests in such Qualified Non-Wholly Owned Subsidiary.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash and Cash Equivalents” means as of any date of determination, the sum of the aggregate amount of cash and Cash Equivalents (valued at fair market value) which is Unrestricted. As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, reserves, Liens (other than Liens permitted under Section 7.1) or claims of any kind in favor of any Person.

“U.S. Special Resolution Regimes” has the meaning specified in Article XII.”~~;~~

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

~~“Waiver Period” means the period beginning on June 30, 2020 through and including March 31, 2021.~~

“Withholding Agent” means any Borrower, any Guarantor and the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those power.

       Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)       The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)       Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)       To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in Sections 2.14(e) and 4.02(a) and the qualifier “in any material respect” contained in Section 8.01(d) shall not apply solely with respect to any such representations and warranties.

       Accounting Terms.

(a)       Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)       Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

       Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

       Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

       Amendment and Restatement.

In order to facilitate the amendment and restatement of the Existing Term Loan Agreement, one or more lenders that are a party to the Existing Term Loan Agreement are no longer continuing as Lenders under this Agreement (each an “Exiting Lender”). Contemporaneously with the execution of this Agreement, each Exiting Lender shall be deemed to have assigned its Existing Commitment and Existing Loans to the Lenders, and each Exiting Lender shall be paid all principal, interest and fees due to it in connection therewith. Such Existing Commitments and Existing Loans shall be allocated among the Lenders that are a party to this Agreement in accordance with their respective Applicable Percentages. The foregoing is done as an accommodation to the Borrower, each Exiting Lender and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumption (as defined in the Existing Term Loan Agreement), and no other documents shall be, or shall be required to be, executed in connection therewith, except as provided in Section 2.10(b). For the avoidance of doubt, other than payments contemplated by this Section 1.06 and the payment of certain fees described in Section 2.08 and in the Fee Letter, no payment is due and payable to any Lender or Exiting Lender in connection with the foregoing. All interest and fees accrued and unpaid (determined after giving effect to any payments made to Exiting Lenders on the Closing Date) under the Existing Term Loan Agreement as of the date of this Agreement shall be due and payable in the amount determined pursuant to the Existing Term Loan Agreement for periods prior to the Closing Date on the next payment date for such interest or fee set forth in this Agreement.

1.07       Determination of Rates.

The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

ARTICLE II
THE COMMITMENTS AND LOANS

       Loans.

The Existing Lenders made an advance to the Borrower on the Prior Closing Date in the original principal amount of $300,000,000 in accordance with the terms of the Existing Term Loan Agreement (the “Existing Loan”). The full amount of the Existing Loan remains outstanding as of the Closing Date. Subject to the terms and conditions hereof, on the Closing Date, each Lender severally and not jointly agrees to make a Loan to the Borrower in an amount such that the amount of the Loan made by each such Lender on the Closing Date, together with the amount of such Lender’s Existing Loan as reflected on Schedule 2.01, is equal to such Lender’s Commitment as of the Closing Date. Any additional Loans made as a result of any increase in the Aggregate Commitments pursuant to Section 2.14 shall be made on the applicable Increase Effective Date and each Lender which elects to increase its Commitment pursuant to Section 2.14 severally and not jointly agrees to make a Loan to the Borrower in an amount equal to (a) with respect to any existing Lender, the amount by which such Lender’s Commitment was increased on the applicable Increase Effective Date and (b) with respect to any Additional Lender, the amount of such Additional Lender’s Commitment. Any amount of the Loans that is repaid may not be reborrowed. Loans may be Base Rate Loans or ~~Eurodollar~~SOFR Rate Loans, as further provided herein.

       Borrowings, Conversions and Continuations of Loans.

(a)       Each borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar~~SOFR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Rate Loans or of any conversion of ~~Eurodollar~~SOFR Rate Loans to Base Rate Loans and (ii) on the requested date of any borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of ~~Eurodollar~~SOFR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing of Loans, a conversion of Loans from one Type to the other, or a continuation of ~~Eurodollar~~SOFR Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a timely given Loan Notice ~~or if~~, then such Loan shall be made as a Term SOFR Loan with an Interest Period of one (1) month. If the Borrower fails to give a timely Loan ~~n~~Notice requesting a conversion or continuation of any Loan, then ~~the applicable Loans shall be made~~(i) with respect to any Base Rate Loan, such Loan shall be automatically continued as a Base Rate Loan, (ii) with respect to any Term SOFR Loan, such Loan shall be automatically continued as, or converted to, as the ~~B~~case ~~Rate Loans~~may be, a Term SOFR Loan with an Interest Period of one (1) month and (iii) with respect to any Daily Simple SOFR Loan, such Loan shall be automatically continued as a Daily Simple SOFR Loan. Any such automatic continuation or conversion ~~to Base Rate~~of a Term SOFR Loan~~s~~ shall be effective as of the last day of the Interest Period then in effect ~~with respect to the applicable Eurodollar Rate Loans~~. If the Borrower requests a borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)       If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a borrowing hereunder, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such borrowing is the initial borrowing hereunder on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)       Except as otherwise provided herein, a ~~Eurodollar~~SOFR Rate Loan may be continued or converted only on the last day of the Interest Period ~~for such Eurodollar Rate Loan~~with respect thereto (for a Term SOFR Loan) or following the Interest Payment Date with respect thereto (for a Daily Simple SOFR Loan). During the existence and continuance of a Default, no Loans may be converted to or continued as ~~Eurodollar~~SOFR Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding ~~Eurodollar~~SOFR Rate Loans be converted immediately to Base Rate Loans.

(d)       The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar~~SOFR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in KeyBank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)       After giving effect to all borrowings of Loans, conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) ~~Interest Periods~~SOFR Rate Loans in effect at any one time ~~with respect to Loans~~.

       Intentionally Omitted.

       Prepayments.

The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of ~~Eurodollar~~SOFR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of ~~Eurodollar~~SOFR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~Eurodollar Rate~~Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar~~SOFR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

       Intentionally Omitted.

       Repayment of Loans.

The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

       Interest.

(a)       Subject to the provisions of subsection (b) below, (i) each ~~Eurodollar Rate~~ Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date thereof at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Rate, (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the Eurodollar Rate~~Adjusted Term SOFR for such Interest Period plus the Applicable Rate and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i)(1) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)       If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, ~~then~~ such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)       Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)       Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)       Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

       Fees.

The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

       Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurodollar Rate~~Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder is subject to Section 1.07 and shall be conclusive and binding for all purposes, absent manifest error.

       Evidence of Debt.

(a)       The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)       All Existing Notes shall be deemed replaced as of the date hereof and each Person party to the Existing Term Loan Agreement in possession of an Existing Note shall promptly after the date hereof return such Existing Note to the Borrower for cancellation. There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Existing Term Loan Agreement and the Existing Notes, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Applicable Percentages of the Aggregate Commitments, and is evidenced by this Agreement and any Note(s), and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Applicable Percentages of the Aggregate Commitments

       Payments Generally; Administrative Agent’s Clawback.

(a)       General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i)(2) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of ~~Eurodollar~~SOFR Rate Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)       Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)       Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)       Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)       Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

       Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)       if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)       the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

       Intentionally Omitted.

       Increase in Commitments.

(a)       Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000. The Borrower may, with the approval of the Administrative Agent, also invite additional prospective lenders to provide all or any portion of any requested increase. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender or prospective lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders or such prospective lenders). Only the consent of the Lenders participating in such increase and the Administrative Agent shall be required for any such increase pursuant to this Section 2.14.

(b)       Lender Elections to Increase.

(i)       Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(ii)       Each prospective lender shall notify the Administrative Agent and the Borrower within such time period whether or not it agrees to fund any portion of the requested increase in the Aggregate Commitments and, if so, by what amount. Any prospective lender not responding within such time period shall be deemed to have declined to fund any portion of the requested increase in the Aggregate Commitments.

(c)       Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall promptly notify the Borrower of the Lenders’ and prospective lenders’, as applicable, responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. If any prospective lender agrees to fund any portion of the requested increase in the Aggregate Commitments (an “Additional Lender”), such Additional Lender shall become a Lender hereunder pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)       Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase (which, for any existing Lender participating in such increase, need not be ratable in accordance with their respective Commitments prior to such increase). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)       Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall (i) pay any upfront or other fees agreed by the Borrower in connection with such increase ~~and~~, (ii) deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender, including any Additional Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists~~.~~ and (iii) if requested by the Administrative Agent or any Lender deliver, at least ten (10) days prior to the Increase Effective Date, to the Administrative Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.

(f)       Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

       Intentionally Omitted.

       Defaulting Lenders.

(a)       Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)       Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)       Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement in accordance with Section 2.15; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)       Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their respective sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender (or if a Defaulting Lender takes such action necessary so that it would no longer be characterized as a Defaulting Lender), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

       Taxes.

(a)       Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. All payments by the Loan Parties hereunder and under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or a Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)       Tax Indemnification.

(i)       The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Recipient, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (accompanied by reasonable back-up documentation) delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest error.

(ii)       Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Loan Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (c)(ii).

(d)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)       Status of Lenders; Tax Documentation.

(i)       Any Administrative Agent or Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Administrative Agent or Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not the Administrative Agent or Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, if the Borrower is a U.S. Person,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax; and

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty,

(II)       an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI,

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.01-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) electronic copies (or originals if requested by any Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, or

(IV)       to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by any Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-2 or Exhibit 3.01-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties that are due to the gross negligence or willful misconduct of the Administrative Agent or any Lender receiving such payment) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)       Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)       Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

       Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to ~~the Eurodollar Rate~~SOFR, or to determine or charge interest rates based upon ~~the Eurodollar Rate~~SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to ~~purchase or sell, or to take deposits of, Dollars in the London interbank market~~make or maintain SOFR Rate Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar~~SOFR Rate Loans or to convert Base Rate Loans to ~~Eurodollar~~SOFR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, ~~convert all Eurodollar Rate Loans of such Lender to~~(i) any such Term SOFR Loan then outstanding shall be converted automatically into (1) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of this Section 3.02 or (2) a Base Rate Loan~~s (~~if the ~~interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either~~Adjusted Daily Simple SOFR also is the subject of this Section 3.02, in each case, on the last day of ~~the~~each Interest Period ~~therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans~~applicable to such Term SOFR Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by applicable Law, and (ii) any such Daily Simple SOFR Loan then outstanding shall be converted automatically into a Base Rate Loan upon the occurrence of such event or within such earlier period as may be required by applicable Law and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurodollar Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurodollar Rate~~SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

       Temporary Inability to Determine Interest Rates.

Subject to Section 3.08, if (a) the Required Lenders determine that for any reason in connection with any request for a ~~Eurodollar~~SOFR Rate Loan or a conversion to or continuation thereof that ~~(a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate~~Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent or (b) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~SOFR Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the utilization of the ~~Eurodollar Rate~~Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate until the Administrative Agent revokes such determination.

       Increased Costs; Reserves on EurodollarSOFR Rate Loans.

(a)       Increased Costs Generally. If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or the ~~London interbank market~~relevant market for obtaining quotations for any Benchmark any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting into or continuing or maintaining any ~~Eurodollar~~SOFR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)       Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       Certificates for Reimbursement. Each Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable. Each Lender agrees to furnish to the Borrower a certificate setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and, such certificate delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)       Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)       Reserves on ~~Eurodollar~~SOFR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each ~~Eurodollar~~SOFR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) Business Days from receipt of such notice.

       Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)       any continuation, conversion, repayment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period or Interest Payment Date for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)       any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)       any assignment of a ~~Eurodollar~~SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding, in each case, any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~

       Mitigation Obligations; Replacement of Lenders.

(a)       Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

       Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

       Permanent Inability to Determine Interest Rates; Alternative Rate of Interest.

~~(a)       Inability to Determine Rates. If the Administrative Agent reasonably determines, or the Administrative Agent is advised by the Required Lenders, that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Required Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans and Base Rate Loans as to which the interest rate is determined by reference to the Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, such revocation not to be unreasonably withheld or delayed and each Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Loans (or, in the case of a conversion required by Section 3.02 on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent). Upon receipt of such notice, the Borrower may revoke any pending request for the borrowing of Loans, conversion to or continuation of the Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for the borrowing of Loans that are Base Rate Loans (with the Base Rate determined other than by reference to the Eurodollar Rate (as provided in the definition of Base Rate)) in the amount specified therein.~~

(~~b~~a) Benchmark Replacement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, the Administrative Agent and the Borrower may amend this Agreement to replace the ~~Eurodollar Rate~~then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after ~~(i)~~ the Administrative ~~Agent and the Borrower have agreed to the terms of such proposed amendment and (ii) the Administrative~~ Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. ~~Any such amendment agreed upon by the Administrative Agent and the Borrower with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.~~  No replacement of the ~~Eurodollar Rate~~then-current Benchmark with a Benchmark Replacement pursuant to ~~clause (b) through (e) of~~ this Section 3.08 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (a), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 3.03 above.

(~~c~~b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(~~d~~c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of ~~(i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii)~~ the implementation of any Benchmark Replacement~~, (iii)~~ and the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to ~~clauses (b) through (e) of~~ this Section 3.08 ~~(including in the definitions of defined terms used in such clauses)~~.

(d)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of Loans that are to be ~~Eurodollar~~SOFR Rate Loans, conversion to or a continuation of ~~Eurodollar~~SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of Loans of or conversion to Base Rate Loans. During any Benchmark Unavailability Period~~, the Eurodollar Rate~~ or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate ~~(as provided in the definition thereof).”; and~~.

ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS AND LOANS

       Conditions of Effectiveness.

This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)       Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b)       Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)       No Material Adverse Change. There shall not have occurred a material adverse change since December 31, ~~2016~~2021 in the business, assets, operations or financial condition of the Parent Guarantors and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented to date.

(d)       Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)       copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)       such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(e)       Due Diligence. The Administrative Agent and the Lenders shall have completed all due diligence with respect to the Parent Guarantors and its Subsidiaries, which due diligence shall be satisfactory to the Administrative Agent and the Lenders in their sole discretion.

(f)       Insurance. The Administrative Agent shall have received evidence that all insurance required to be maintained by the Parent Guarantor and its Subsidiaries pursuant to the Loan Documents has been obtained and is in full force and effect.

(g)       Litigation. There shall not exist any action, suit, investigation or proceeding, pending or threatened in writing, in any court or before any arbitrator or Governmental Authority that purports to affect the Parent Guarantors and its Subsidiaries in a materially adverse manner or any transaction contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect on the Parent Guarantors and its Subsidiaries or any transaction contemplated hereby or on the ability of the Parent Guarantors and its Subsidiaries to perform their obligations under the Loan Documents.

(h)       Closing Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as to such matters as reasonably requested, including certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied and a pro forma calculation of the financial covenants as of June 30, 2017.

(i)       Amendment to Note Purchase Agreement. The Administrative Agent shall have received confirmation that the covenants contained in Sections 10.10(a) (Consolidated Tangible Net Worth), 10.10(d) (Distribution Limitation), 10.10(g) (Consolidated Unencumbered Interest Coverage Ratio), and 10.10(h) (Consolidated Secured Recourse Indebtedness) of the Note Purchase Agreement are being contemporaneously removed from the Note Purchase Agreement (or, in the case of Section 10.10(d) (Distribution Limitation), replaced with a provision identical to Section 7.10(c) hereof).

(j)       Intentionally Omitted.

(k)       Fees. Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid by the Loan Parties on or before the Closing Date.

(l)       Attorney Costs. The Borrower shall have paid all documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced and documented in reasonable detail prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

       Conditions to all Loans.

The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurodollar~~SOFR Rate Loans) is subject to the following conditions precedent:

(a)       The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the making of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01.

(b)       No Default or Event of Default shall exist or would result from such proposed Loan or from the application of the proceeds thereof.

(c)       To the best knowledge of the Borrower, after giving effect to such proposed Loan, the Parent Guarantor and its Subsidiaries are in compliance with the financial covenants in Section 7.10 as of the date of such Loan.

(d)       The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of ~~Eurodollar~~SOFR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Loan.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

       Existence, Qualification and Power; REIT Status.

(a)       Each Loan Party and UAP Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)       The Parent Guarantor currently has REIT Status and has maintained REIT Status on a continuous basis commencing with its taxable year ended December 31, 2010.

       Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Person’s Organization Documents. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party does not (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (b) violate any Law, except in each case where such conflict, breach or violation would not have a Material Adverse Effect.

       Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for those that have been obtained, taken or made, as the case may be, and those specified herein.

       Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforcement may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

       Financial Statements; No Material Adverse Effect.

(a)       The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent Guarantor and its Subsidiaries as of the date thereof, in accordance with GAAP, including liabilities for taxes, material commitments and Indebtedness.

(b)       The unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries dated ~~June~~September 30, ~~2017~~2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)       Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

       Litigation.

As of the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Guarantor or any of its Subsidiaries or against any of their properties or revenues that (a) purport, or are reasonably likely, to materially adversely affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or question validity or enforcement of the Loan Documents, or (b) except as specifically set forth on Schedule 5.06 on the Closing Date, are reasonably likely to be adversely determined and, if adversely determined, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

       No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

       Ownership of Property; Liens.

Each of the Parent Guarantor and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property Assets, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, set forth on Schedule 5.08 is a list of all Real Property Assets material to the business of the Parent Guarantor and its Subsidiaries. The Property of the Parent Guarantor and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

       Environmental Compliance.

Except as would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate:

(a)       Each of the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by any Loan Party or any Subsidiary at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)       None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)       No Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)       Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)       No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)       There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

       Insurance.

The Property of the Parent Guarantor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent Guarantor or the applicable Subsidiary operates.

       Taxes.

The Parent Guarantor and its Subsidiaries have filed all Federal and state income and other material tax returns and reports required to be filed, and have paid all Federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) where the failure to timely file or timely pay would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

       ERISA Compliance.

(a)       Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except as would not give rise to a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status, except as would not give rise to a Material Adverse Effect.

(b)       There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred; (ii) the Parent Guarantor, Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Parent Guarantor, Borrower nor any ERISA Affiliate has incurred liability in respect of a Pension Plan or a Multiemployer Plan because it engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (iv) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case of clauses (i) through (iv) above, that could reasonably be expected to result in a Material Adverse Effect.

       Subsidiaries; Equity Interests.

As of the date hereof, set forth on Schedule 5.13 is a complete and accurate list of each Loan Party and each Subsidiary of any Loan Party, together with (a) jurisdiction of organization, (b) number of shares of each class of Equity Interests outstanding, (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary, (d) U.S. taxpayer identification number and (e) an indication of whether such Subsidiary is a Material Subsidiary. The outstanding Equity Interests owned by any Loan Party are validly issued, fully paid and non assessable and free of any Liens other than Non-Consensual Liens.

       Margin Regulations; Investment Company Act.

(a)       The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the ~~FRB~~Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b)       None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

       Disclosure.

The Loan Parties have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

       Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       Intellectual Property; Licenses, Etc.

The Parent Guarantor and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person except where such infringement could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 5.06 on the Closing Date, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which is reasonably likely to be adversely determined and, if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party, of the matters described in Schedule 5.06.

       Solvency.

Immediately after the execution of this Agreement, the Loan Parties are, together with their Subsidiaries, on a consolidated basis, Solvent.

       Amendment to Note Purchase Agreement.

With respect to the amendment to the Note Purchase Agreement contemplated by Section 4.01(i) hereof, all conditions to the effectiveness thereof set forth in Section 9.8 of the Note Purchase Agreement, including the delivery to and the receipt by the “Purchasers” under the Note Purchase Agreement of the notice required by Section 9.8(a)(ii) of the Note Purchase Agreement (the “Floating Financial Covenant Notice”), have been satisfied at the time of, or will be satisfied contemporaneously with, the effectiveness of this Agreement. Contemporaneously with the effectiveness of this Agreement, the Borrower has provided, or shall provide, evidence to the Administrative Agent of delivery of the Floating Financial Covenant Notice to each such Purchaser, together with confirmations of receipt of same by each such Purchaser.

       Sanctions Laws and Regulations.

None of the Borrower, any Guarantor, any Subsidiary of the Borrower or any Guarantor or any of their respective directors, officers or, to the knowledge of the Borrower, their respective employees, agents or Affiliates (a) is ~~(or will be)~~ a Person: (i) that is, or is owned or controlled by Persons that are: (x) the subject or target of any Sanctions Laws and Regulations or (y) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions Laws and Regulations, which includes, as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea~~, Sudan~~  and Syria or (ii) listed in any list related to or otherwise designated under any Sanctions Laws and Regulations maintained under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list), the U.S. Department of State or by the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom or under the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (any such Person described in clauses (i) or (ii), a “Designated Person”) and (b) is not and shall not engage in any dealings or transactions with a Designated Person in violation of any Sanctions Laws and Regulations. In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender deems reasonably necessary from time to time in order to ensure compliance with any Sanctions Laws and Regulations or other applicable Laws concerning money laundering and similar activities. None of the Borrower, any Guarantor or any Subsidiary or director, officer of the Borrower or any Guarantor, or, to the knowledge of the Borrower, any Affiliate or employee of the Borrower or any Guarantor or any agent of the Borrower or any Guarantor acting on behalf of the Borrower or any Guarantor in connection with this credit facility, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.

       EEA Financial Institutions. None of the Borrower, any Guarantor, or their respective Subsidiaries is an EEA Financial Institution.

       Beneficial Ownership

. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrower is true and correct in all respects.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

       Financial Statements.

Each of the Borrower and the Parent Guarantor shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)       as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent Guarantor (or, if earlier, the date filed with the SEC), a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)       as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Guarantor (or, if earlier, the date filed with the SEC), a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations, for such fiscal quarter and for the portion of the Parent Guarantor’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Parent Guarantor shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent Guarantor to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

       Certificates; Other Information.

Each Loan Party shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and (other than as to the deliverables required by Section 6.02(d)) the Required Lenders:

(a)       within three (3) Business Days following the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) which shall include, without limitation, calculation of the financial covenants set forth in Section 7.10 with reasonably detailed back-up supporting such calculations including, but not limited to, a listing of each UAP Property and the corresponding Adjusted Net Operating Income and Unencumbered Asset Pool Value ~~and, with respect to any Compliance Certificate delivered to the Administrative Agent or the Lenders that covers all or any portion of the Waiver Period, the occupancy (leased and tenant current on all payments under its lease) of each UAP Property contributing to or included in the Unencumbered Asset Pool Value ;~~;

(b)       Intentionally Omitted;

(c)       promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which the Parent Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)       ~~Intentionally Omitted;~~without limiting the terms of Sections 2.13 and 2.14, (i) promptly upon request from the Administrative Agent or any Lender, a completed and executed Beneficial Ownership Certification from the Borrower at any time Administrative Agent or such Lender determines that it is required by law to obtain such certification and (ii) promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership Certification untrue or inaccurate, a completed and executed updated Beneficial Ownership Certification for the Borrower;

(e)       promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof unless restricted from doing so by such agency;

(f)       promptly after the occurrence thereof, notice of the failure of the Parent Guarantor to maintain REIT Status or of any existing Subsidiary of the Parent Guarantor to maintain its status as a qualified REIT subsidiary under the Code, if and to the extent required by applicable Law, such notice to be in form and detail reasonably satisfactory to Administrative Agent; and

(g)       promptly, such additional information regarding the business, financial or corporate affairs of the Parent Guarantor or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered electronically on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s or the Parent Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether the SEC’s EDGAR website, a commercial, third-party website or a website sponsored by the Administrative Agent).

The Loan Parties shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Loan Parties. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Loan Parties to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to Section 6.01 and this Section 6.02 and the Loan Parties shall designate Information Materials (a) that are either available to the public or not material with respect to the Loan Parties and their respective Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.” Any material to be delivered pursuant to this Section 6.02 may be delivered electronically directly to the Administrative Agent and the Lenders provided that such material is in a format reasonably acceptable to the Administrative Agent, and such material shall be deemed to have been delivered to the Administrative Agent and the Lenders upon the Administrative Agent’s receipt thereof. Upon the request of the Administrative Agent, the Loan Parties shall deliver paper copies thereof to the Administrative Agent and the Lenders. The Loan Parties authorize the Administrative Agent and Arrangers to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Administrative Agent and the Arrangers do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Loan Parties that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or the Arrangers in connection with the Communications or the Electronic System. In no event shall the Administrative Agent, the Arrangers or any of their directors, officers, employees, agents or attorneys have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s, the Administrative Agent’s or any Arranger’s transmission of Communications through the Electronic System, except with respect to actual damages only (and not any special, incidental or consequential damages) resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction by a final non-appealable order, and the Loan Parties release the Administrative Agent, the Arrangers and the Lenders from any liability in connection therewith. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties, their Subsidiaries or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Loan Parties, their Subsidiaries, their Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in Section 10.07); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

       Notices.

The Borrower shall promptly notify the Administrative Agent (which shall notify each Lender) upon a Responsible Officer becoming aware:

(a)       of the occurrence of any Default;

(b)       of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding materially affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)       of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, gives rise to a Material Adverse Effect;

(d)       of the commencement of, or any material development in, any litigation or proceeding that would reasonably be expected to be adversely determined and, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(e)       of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(f)       of a change in the Credit Rating given by a Rating Agency.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower or any other applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

       Payment of Obligations.

Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (i) all material tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) where the failure to do so would have a Material Adverse Effect.

       Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05; or (ii) solely in the case of a Subsidiary that is not a Loan Party, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       Maintenance of Property.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect all of its UAP Properties and all other material Property and equipment necessary in the operation of its business in good working order and condition, in each case, in a manner consistent with how such Person maintained its UAP Properties and other material Property on the Closing Date, ordinary wear and tear excepted, except, with respect to Properties other than UAP Properties, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

       Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and provide prompt notice to the Administrative Agent following such Loan Party’s receipt from the relevant insurer of any notice of termination, lapse or cancellation of such insurance.

       Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain policies and procedures designed to promote and achieve compliance by it and its Subsidiaries with Sanctions Laws and Regulations.

       Books and Records.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

       Inspection Rights.

Subject to the rights of tenants, each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that unless an Event of Default exists and is continuing such inspections shall occur no more frequently than once every twelve (12) consecutive months and the Borrower shall only be obligated to reimburse the Administrative Agent and the Lenders for their reasonable costs and expenses incurred in connection with one (1) inspection during any twelve (12) consecutive months; it being understood that during the existence and continuance of an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, subject to the rights of tenants.

       Use of Proceeds.

The Borrower and the Parent Guarantor shall use the proceeds of the Loans for general corporate purposes, including without limitation, acquisitions of Real Property Assets, repurchases or redemptions of warrants, working capital and capital expenditures, in each case not in contravention of any Law or of any Loan Document.

       Additional Guarantors.

The Borrower shall notify the Administrative Agent at the time that any Person becomes a Material Subsidiary and shall simultaneously with (or, with respect to any Person that becomes a Material Subsidiary pursuant to clause (ii) of the definition of “Material Subsidiary” within fifteen (15) Business Days of) such Person becoming a Material Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

       REIT Status. Parent Guarantor shall at all times maintain its REIT Status and comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary that is wholly owned by Parent Guarantor to the extent required under the Code and applicable Law.

       Compliance With Material Contracts.

Each Loan Party shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms.

       Designation as Senior Debt.

Each Loan Party shall, and shall cause each of its Subsidiaries to, ensure that all Obligations are designated as “Senior Indebtedness” of and are at least pari passu with all unsecured debt of such Loan Party and each Subsidiary.

       Intentionally Omitted.

       Public Company Status.

The Parent Guarantor shall take such action as is necessary to (a) remain a public company subject to regulation by the SEC and (b) be listed on the NASDAQ or other national stock exchange.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

       Liens.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)       Liens pursuant to any Loan Document;

(b)       Liens (other than Liens imposed under Section 303(k) or Section 4068 of ERISA or Section 430(k) of the Code) for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)       pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by Section 303(k) or Section 4068 of ERISA;

(e)       deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness not otherwise permitted hereunder), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)       easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar non-monetary encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the use thereof in the ordinary conduct of the business of any Loan Party of any Subsidiary;

(g)       Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(h)       leases or subleases (and the rights of the tenants thereunder) granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary;

(i)       any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(j)       Liens deemed to exist in connection with Investments in repurchase agreements;

(k)       normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(l)       Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m)       Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not materially changed; and

(n)       other Liens incurred in connection with Consolidated Funded Indebtedness; provided that, except with respect to Non-Recourse Indebtedness, the Loan Parties and their respective Subsidiaries may not grant a Lien on any property or the Equity Interests in any UAP Subsidiary unless (i) such Lien is in favor of the Lenders or (ii) such Lien secures Indebtedness that would otherwise be Consolidated Unsecured Indebtedness and all Obligations shall be secured equally and ratably therewith pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent.

7.01A       Other Matters Concerning UAP Properties.

No Loan Party shall cause a UAP Property to cease to be a UAP Property by granting a Lien upon such UAP Property otherwise permitted pursuant to Section 7.01(n)(i) or (ii) unless after giving effect to such Lien, the Loan Parties are in compliance with the financial covenants in Section 7.10, on a pro forma basis as if such Lien had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Lien exists as of the Closing Date and is listed on Schedule 7.01, as of June 30, 2017).

       Intentionally Omitted.

       Indebtedness.

No Loan Party shall permit any UAP Subsidiary to create, incur, assume or suffer to exist any Funded Indebtedness except, subject to compliance with Section 6.12, Funded Indebtedness which would be included in Consolidated Unsecured Indebtedness.

       Fundamental Changes.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default or Event of Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving Person, (b) the Parent Guarantor may merge or consolidate with or transfer all or substantially all of its assets (other than assets which constitute Equity Interests in any Subsidiary (including the Borrower) or any Unconsolidated Joint Venture) to any of its Subsidiaries (other than the Borrower); provided that in the case of any such merger or consolidation the Parent Guarantor is the continuing or surviving Person, (c) any Subsidiary may merge or consolidate with any other Subsidiary; provided that if a Loan Party is a party to such transaction, such Loan Party is the surviving Person (provided that if the Borrower is one of such Loan Parties, the Borrower shall be the surviving Person), and (d) any Subsidiary that is not a Loan Party or a UAP Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect. Notwithstanding the above, the Parent Guarantor may, subject to the consent of the Administrative Agent (not to be unreasonably withheld), take such action as is necessary to change its jurisdiction of organization to the State of Maryland, including by means of merger or consolidation with any wholly-owned Subsidiary of the Parent Guarantor; provided that any such transaction shall be subject to documentation in form, content and scope reasonably satisfactory to the Administrative Agent, including, without limitation, documentation necessary to join any successor entity resulting from a merger or consolidation as the parent guarantor hereunder and any related organization documents, resolutions and opinions related thereto.

       Dispositions.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a)       Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)       Dispositions of inventory in the ordinary course of business;

(c)       Dispositions of equipment or Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property; provided that if the Property disposed of is a UAP Property it is removed from the Unencumbered Asset Pool Value.

(d)       Dispositions of Property by any Subsidiary to a Loan Party or to a Subsidiary; provided that at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition;

(e)       Dispositions permitted by Section 7.04;

(f)       Dispositions by the Parent Guarantor and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) after giving effect thereto, the Loan Parties are in compliance with the financial covenants in Section 7.10, on a pro forma basis as if such Disposition had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 and (iii) the aggregate book value of all property Disposed of in reliance on this clause (f), shall not exceed twenty-five percent (25%) of Consolidated Total Asset Value for each fiscal year;

(g)       Dispositions by the Parent Guarantor of any partnership interest in the Borrower that does not constitute Voting Stock (i) to a Person upon the contribution by such Person of assets to the Borrower, or (ii) to employees of Borrower pursuant to equity compensation programs in the ordinary course of business; and

(h)       real estate leases entered into in the ordinary course of business.

       Change in Nature of Business.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, engage in any material line of business other than the acquisition, operation and maintenance of income producing real estate properties leased to retail tenants and any business substantially related, or incidental, ancillary or complementary thereto.

       Transactions with Affiliates.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into any transaction of any kind with any officer, director or Affiliate of the Parent Guarantor, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or Subsidiary as would be obtainable by such Loan Party or Subsidiary at the time in a comparable arm’s length transaction with a Person other than a director, officer or Affiliate; provided that the foregoing restriction shall not apply to (a) payments of compensation, prerequisites and fringe benefits arising out of employment or consulting relationships in the ordinary course of business; (b) employment and severance arrangements between the Parent Guarantor or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements; (c) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Guarantor and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership, management or operation of the Parent Guarantor and its Subsidiaries; and (d) transactions between or among the Loan Parties.

       Intentionally Omitted.

       Use of Proceeds.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately:

(a)        to purchase or carry margin stock (within the meaning of Regulation U of the ~~FRB~~Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(b)       to lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Affiliate or other Person (i) in furtherance of an offer, payment, promise to pay or authorization of payment or giving of money or anything else of value to any Person in violation of applicable anti-corruption laws, (ii) to fund or facilitate any activities of or business with any Designated Person or in any country, region or territory, that, at the time of such funding or facilitation, is the subject of Sanctions Laws and Regulations~~, (ii)~~ or in any other manner that would result in a violation of applicable Sanctions Laws and Regulations by any party to this Agreement, or (iii) in any manner that would cause the Borrower, the Guarantors or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act.

Furthermore, none of the funds or assets of the Borrower or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations, in each case in violation of Sanctions Laws and Regulations.

       Financial Covenants.

The Parent Guarantor shall not:

(a)       Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Parent Guarantor, to be less than 1.50 to 1.00.

(b)       Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than sixty percent (60%); provided, however, that the Borrower may make an election not more than three (3) times by delivering written notice thereof to Agent upon which the Borrower may permit such ratio to be as high as sixty-five percent (65%) for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(c)       Restricted Payments Limitation. And shall not permit the Borrower or any of their respective Subsidiaries to declare or make any Restricted Payment during the existence of a Default or an Event of Default other than (i) the greater of (x) with respect to any tax year of the Parent Guarantor, such amount (but only such amount) as may be necessary for the Parent Guarantor to maintain REIT Status for such tax year and (y) one hundred percent (100%) of the Parent Guarantor’s real estate investment trust taxable income determined pursuant to the Code, (ii) other distributions paid or payable solely in common stock or other common Equity Interests of such Person, (iii) distributions from the Borrower to the Parent Guarantor in an amount necessary to make the payments permitted under subclause (i) above, and (iv) pro rata distributions to the holders of Equity Interests in each Subsidiary of the Borrower.

(d)       Consolidated Unencumbered Leverage Ratio. Permit the Consolidated Unencumbered Leverage Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than sixty percent (60%); provided, however, that the Borrower may make an election not more than three (3) times by delivering written notice thereof to Agent upon which the Borrower may permit such ratio to be as high as sixty-five percent (65%) for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(e)       Consolidated Secured Indebtedness. Permit the Consolidated Secured Indebtedness Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than forty percent (40%).

~~(f)       Liquidity Amount. Permit the Liquidity Amount to be less than $150,000,000 at any time during the Waiver Period.~~

       Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly:

(a)       Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders; provided that, for avoidance of doubt, it is agreed that any change to the Organization Documents of the Parent Guarantor permitted by Section 7.04 shall be deemed not materially adverse to the Lenders.

(b)       Make any material change in (i) accounting policies or reporting practices, except as required by GAAP, FASB, the SEC or any other regulatory body, or (ii) its fiscal year.

(c)       Without providing five (5) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

       Events of Default.

Any of the following shall constitute an Event of Default:

(a)       Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or under any other Loan Document; or

(b)       Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement (i) contained in Section 6.05, 6.11, or 6.13 or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty or (ii) contained in Section 6.01, 6.02 or 6.03 and such failure continues for ten (10) Business Days; or

(c)       Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of notice from the Administrative Agent or the actual knowledge of a Responsible Officer of such Loan Party; or

(d)       Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)       Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, and after the expiration of any applicable grace period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent Guarantor or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent Guarantor or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent Guarantor or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)       Insolvency Proceedings, Etc. Any (x) Loan Party, (y) UAP Subsidiary or (z) any other Subsidiary to which more than 5.0% of Consolidated Total Asset Value is attributable individually or in the aggregate (each a “Five Percent Subsidiary”) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g)       Inability to Pay Debts; Attachment. (i) Any (x) Loan Party, (y) UAP Subsidiary or (z) any Five Percent Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)       Judgments. There is entered against a Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which such judgment is not discharged or dismissed or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)       ERISA. (i) An ERISA Event occurs with respect to a Plan which has resulted in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Plan or the PBGC that, individually, or in the aggregate, gives rise to a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an amount that, individually, or in the aggregate, gives rise to a Material Adverse Effect; or

(j)       Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)       Change of Control. There occurs any Change of Control.

       Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)       declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b)       exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

       Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender Hedge Provider, to the extent such Swap Contract is not prohibited hereunder, ratably among the Lenders (and, in the case of such Swap Contracts, any Lender Hedge Provider) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender Hedge Provider, to the extent such Swap Contract is not prohibited hereunder, (c) payments of amounts due under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Swap Contracts, Lender Hedge Providers and in the case of Treasury Management Agreements, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full (except contingent indemnification obligations for which a claim has not been made), to the Borrower or as otherwise required by Law.

ARTICLE IX
ADMINISTRATIVE AGENT

       Appointment and Authority.

Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Parent Guarantor nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions other than with respect to Section 9.06. The obligations of the Administrative Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Lender or to create an agency or fiduciary relationship. The Administrative Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Administrative Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.

       Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

       Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)       shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)       shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity (including, without limitation, in connection with any dealings the Administrative Agent or any of its Affiliates may have from time to time with the Borrowers, the Guarantors or any of their Affiliates as contemplated by Section 10.19).

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

       Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

       Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (unless an Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

       Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

       No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers other Persons listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

       Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

       Guaranty Matters.

A Guarantor shall be automatically released, and the Lenders irrevocably authorize the Administrative Agent, so long as no Default or Event of Default exists or would result therefrom, to release any such Guarantor (and provide any requested evidence thereof), from its obligations under the Guaranty (and so long as the requirements of this Section 9.10 are complied with, the Administrative Agent shall provide evidence of such release) (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) in connection with a transaction permitted pursuant to Section 7.04 or (iii) if such Person ceases to be a Material Subsidiary. For the avoidance of doubt, this Section 9.10 shall not permit or result in any release of Parent Guarantor from the Guaranty, or limit the provisions of Section 6.12.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

       Erroneous Payments.

(a)       If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.11 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing) return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)       it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)       such Lender shall use commercially reasonable efforts to (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).

(c)       Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.11(a) or on whether or not an Erroneous Payment has been made.

(d)       (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)       Subject to Section 10.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)       The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s or Guarantor’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this Section 9.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)       To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)       Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h)       Notwithstanding anything to the contrary contained herein or in any other Loan Document, neither the Borrower nor any of its Affiliates (unless any such Person shall be a Payment Recipient) shall have any obligations or liabilities, directly and/or indirectly, arising out of this Section 9.11 in respect of any Erroneous Payment.

ARTICLE X
MISCELLANEOUS

       Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that

(a)       no such amendment, waiver or consent shall:

(i)       extend or increase the Commitment of a Lender without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)       postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender entitled to receive such payment;

(iii)       reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the second to last paragraph of this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrower to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(iv)       change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)       change any provision of this Section 10.01(a) or the definition of “Required Lenders” or “Super Majority Lenders” without the written consent of each Lender directly affected thereby; or

(vi)       (A) other than a release of the existing Parent Guarantor, if applicable, in connection with a transaction permitted by the last sentence of Section 7.04, release the Borrower or Parent Guarantor without the consent of each Lender, or (B) except in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guarantied thereby, except to the extent such release is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone).

(b)       unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(c)       unless also signed by Super Majority Lenders, amend or waive Section 8.01(k) or the definition of Change of Control.

Notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Super Majority Lenders, the Required Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Furthermore, and notwithstanding anything to the contrary in this Section 10.01, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between provisions of this Agreement and/or the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interest of the Lenders. Any such amendment shall become effective without any further consent of any other party to this Agreement and a copy thereof shall be promptly forwarded by the Administrative Agent to each of the Lenders.

       Notices; Effectiveness; Electronic Communication.

(a)       Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to any Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)       if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)       Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)       The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)       Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)       Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

       No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [Intentionally Omitted], (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

       Expenses; Indemnity; Damage Waiver.

(a)       Costs and Expenses. The Loan Parties shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [intentionally omitted] and (iii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender; provided that in connection with any litigation, or the preparation therefor, the Lenders and the Administrative Agent shall be entitled to select a single law firm as their own counsel and an additional single local counsel in each applicable local jurisdiction for all such parties (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing, the Loan Parties agree to pay promptly the reasonable fees and expenses of such counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)       Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that in connection with any litigation, or the preparation therefor, the Lenders and the Administrative Agent shall be entitled to select a single law firm as their own counsel and an additional single local counsel in each applicable local jurisdiction for all such parties (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing indemnity, the Loan Parties agree to pay promptly the reasonable fees and expenses of such counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a dispute among Indemnitees (other than disputes involving the Administrative Agent, any Arranger or other agent in its capacity or in fulfilling its role as such and disputes arising from an act or omission of any Loan Party).

(c)       Reimbursement by Lenders. To the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)       Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Indemnitee or Loan Party shall assert, and hereby waives, any claim against any Indemnitee or Loan Party or any Subsidiary thereof, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)       Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)       Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

       Payments Set Aside.

To the extent that any payment by or on behalf of a Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

       Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent Guarantor nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder (except, for the avoidance of doubt, as permitted pursuant to Section 7.04) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)       the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)       No Assignment to Certain Persons. No such assignment shall be made (A) to a Loan Party or any of the Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)       Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)       Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)       Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)       Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)       Cooperation; Disclosure. The Loan Parties agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Loan Parties agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. In addition, the Lenders may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 10.06). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Loan Parties, or is disclosed with the prior approval of the Borrower. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

       Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

       Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining prior consent from the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

       Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

       Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (e.g., “PDF” or “TIF” via electronic mail) means shall be effective as delivery of an originally executed counterpart of this Agreement and shall be binding on the Loan Parties, the Administrative Agent and Lenders. The Administrative Agent may also require that any such signature delivered by telecopy, or “PDF” or “TIF” format by electronic mail, be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any telecopy or “PDF” or “TIF” format signature.

       Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

       Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

       Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 10.01 but requires unanimous consent of all Lenders, the Super Majority Lenders or all Lenders directly affected thereby (as applicable) or (iv) any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided

(a)       the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)       such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)       in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)       such assignment does not conflict with applicable Laws; and

(e)       in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.

provided, further, that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

       Governing Law; Jurisdiction; Etc.

(a)       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)       SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)       WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)       SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

       Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither the Administrative Agent nor the Arrangers has any obligation to disclose any of such interests to the Loan Party or its Affiliates. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

       Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

       USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

       Dealings with the Borrowers. The Administrative Agent, the Lenders and their affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, the Guarantors or any Subsidiary or other Affiliate thereof regardless of the capacity of the Administrative Agent or any such Lender hereunder (and, in the case of the Administrative Agent, without any duty to account therefor to the Lenders). Borrower acknowledges, on behalf of itself and its Affiliates, that the Administrative Agent and each of the Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which any one or more of the Borrower, the Guarantors and/or its or their Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Administrative Agent and Lenders and their respective affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of one or more of the Borrower, the Guarantors and/or its or their Affiliates.

       Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

ARTICLE XI
GUARANTY

       The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with any Loan Party or any Subsidiary, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at stated maturity by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

       Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)       at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)       any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)       the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)       any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)       any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

       Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

       Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

       Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

       Rights of Contribution; Keepwell.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

Each Qualified ECP Contributing Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article XI or the other Loan Documents in respect of the Hedge Obligations (provided, however, that each Qualified ECP Contributing Party shall only be liable under this Section 11.06 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 11.06, or otherwise under this Agreement and the other Loan Documents voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Contributing Party under this Section 11.06 shall remain in full force and effect until a discharge of the obligations of Guarantors under this Article XI if such Qualified ECP Contributing Party is a Guarantor, or of Borrower under the Credit Agreement and the other Loan Documents and the documents evidencing the Hedge Obligations if such Qualified ECP Contributing Party is the Borrower. Each Qualified ECP Contributing Party intends that this Section 11.06 constitute, and this Section 11.06 shall be deemed to constitute, a keepwell, support, or other agreement for the benefit of each other Contributing Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 11.06, the term “Qualified ECP Contributing Party” means, in respect of any Hedge Obligations, each Contributing Party that has total assets exceeding $10,000,000 at the time such party becomes a party to this Agreement with respect to such Hedge Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

       Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE XII
ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By: Retail Opportunity Investments GP, LLC, a Delaware limited liability company, its general partner

By: Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: ____________________________
Name: __________________________
Title: ___________________________

PARENT GUARANTOR:

RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation

By: ____________________________
Name: __________________________
Title: ___________________________

[Signature Page to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2017]

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By: ____________________________
Name: __________________________
Title: ___________________________

[Signature Page to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2017]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

BMO HARRIS BANK, NA, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

REGIONS BANK, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

[Signatures Continued on Next Page]

[Signature Page to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2017]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

BANK OF AMERICA, N.A., as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

JPMORGAN CHASE BANK. N.A., as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

ROYAL BANK OF CANADA, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

CITIBANK, N.A., as a Lender

By: ____________________________
Name: __________________________
Title: ___________________________

[Signature Page to First Amended and Restated Term Loan Agreement – KeyBank/ROI 2017]

Exhibit 1.01

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ________________________________________

2.	Assignee: ________________________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Retail Opportunity Investments Partnership, LP, a Delaware limited partnership

4.	Administrative Agent: KeyBank National Association, as the administrative agent under the Loan Agreement

5.	Loan Agreement: First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, modified, supplemented or extended from time to time, the “Loan Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of Loans for All Lenders*	Amount of Loan Assigned*	Percentage Assigned of Aggregate Amount of Loans[1]
$	$	%
$	$	%
$	$	%

[7.	Trade Date: ______________][2]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By: ____________________________
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By: ____________________________
Name:
Title:

________________________________

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

1 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]3 Accepted:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By: ____________________________
Name:
Title:

[Consented to:]4

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP,
a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, a Delaware limited liability company, its general partner

By:	Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: ____________________________
Name:
Title:

____________________________

3 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

4 To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets the requirements to be an assignee under Section 10.06(b) of the Loan Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 2.02

FORM OF LOAN NOTICE

Date: __________, 20__

To: KeyBank National Association, as Administrative Agent

Re:	First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, modified, supplemented or extended from time to time, the “Loan Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Loan Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

[_]       A borrowing of Term Loans

[_]       A conversion or continuation of Term Loans

1.       On _______________, 20__ (which is a Business Day).

2.       In the amount of $__________.

3.       Comprised of ______________ (Type of Loan requested).

4.       [For ~~Eurodollar Rate~~Term SOFR Loans: with an Interest Period of __________ months.]7 [A Daily Simple SOFR Loan.]8

In connection with any borrowing, the Borrower hereby represents and warrants that (a) after giving effect to any borrowing, the Total Outstandings shall not exceed the Aggregate Commitments (b) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Loan Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01 of the Loan Agreement, (c) no Default or Event of Default shall exist or would result from such borrowing or from the application of the proceeds thereof and (d) to the best knowledge of the Borrower, after giving effect to such borrowing, the Parent Guarantor and its Subsidiaries are in compliance with the financial covenants in Section 7.10 of the Loan Agreement as of the date hereof.

___________________________

7 NTD: remove if Daily Simple SOFR borrowing.

8 NTD: remove if Term SOFR Loan borrowing.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, a Delaware limited liability company, its general partner

By:	Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: _______________________________
Name:
Title:

Exhibit 2.10

FORM OF NOTE

Dated: _________ ___, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Loan Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, modified, supplemented or extended from time to time, the “Loan Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Loan Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.

This Note is one of the Notes referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

[This Revolving Note is executed in amendment and restatement of the “Revolving Note” issued to the order of Lender under the Second Amended and Restated Credit Agreement dated September 8, 2017.]9

___________________________

9 Only to be included in Revolving Note for a Lender issued a Note under the Second Amended and Restated Credit Agreement.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, a Delaware limited liability company, its general partner

By:	Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: _______________________________
Name:
Title:

EXHIBIT 3.01

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 10.06 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

___________________________________
[NAME OF LENDER]

By: ___________________________________
Name: _________________________________
Title: __________________________________

Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 10.06 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

___________________________________
[NAME OF LENDER]

By: ___________________________________
Name: _________________________________
Title: __________________________________

Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 10.06 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

___________________________________
[NAME OF LENDER]

By: ___________________________________
Name: _________________________________
Title: __________________________________

Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 10.06 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

___________________________________
[NAME OF LENDER]

By: ___________________________________
Name: _________________________________
Title: __________________________________

Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate

Exhibit 6.02

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20__

To:	KeyBank National Association, as Administrative Agent

Re:	First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, modified, supplemented or extended from time to time, the “Loan Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Loan Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for the fiscal year end financial statements:]

[1. Year end audited consolidated financial statements required by Section 6.01(a) of the Loan Agreement for the fiscal year of the Parent Guarantor and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section have either been made available through a public filing or furnished directly to the Administrative Agent.]

[Use following paragraph 1 for fiscal quarter end financial statements:]

[1. The unaudited consolidated financial statements required by Section 6.01(b) of the Loan Agreement for the fiscal quarter of the Parent Guarantor and its Subsidiaries ended as of the above date have either been made available through a public filing or furnished directly to the Administrative Agent. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year end audit adjustments and the absence of footnotes.]

2.       The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Form of U.S. Tax Compliance Certificate

3.       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default exists.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.       Set forth on Schedule 1 are calculations of the financial covenants set forth in Section 7.10 of the Loan Agreement, with reasonably detailed back-up supporting such calculations including, but not limited to, a listing of each UAP Property and the corresponding Adjusted Net Operating Income and Unencumbered Asset Pool Value, and such calculations are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, a Delaware limited liability company, its general partner

By:	Retail Opportunity Investments Corp., a Maryland corporation, its managing member

By: ________________________________
Name:
Title:

Form of U.S. Tax Compliance Certificate

Schedule 1 to Compliance Certificate

1. Consolidated Fixed Charge Coverage Ratio
(a) Consolidated EBITDA for most recent fiscal quarter	$_______________
(b) clause (a) multiplied by 4	$_______________
(c) Consolidated Fixed Charges for most recent fiscal quarter	$_______________
(d) clause (c) multiplied by 4	$_______________
(e) Consolidated Fixed Charge Coverage Ratio [clause (b) divided by clause (d)]	__________ to 1.0
[clause (e) must be 1.50 to 1.0 or greater]
1. Consolidated Leverage Ratio
(a) Consolidated Funded Indebtedness as of financial statement date	$_______________
(b) Consolidated Total Asset Value as of financial statement date	$_______________
(c) Consolidated Leverage Ratio [clause (a) divided by clause (b)]	_______________%
[clause (c) must be less than or equal to 60%, subject to a two (2) quarter surge to less than or equal to 65% limitation as provided in Loan Agreement]
1. Consolidated Unencumbered Leverage Ratio
(a) Consolidated Unsecured Indebtedness as of financial statement date	$_______________
(b) Unencumbered Asset Pool Value as of financial statement date	$_______________
(c) Consolidated Unencumbered Leverage Ratio [clause (a) divided by clause (b)]	__________%

Form of U.S. Tax Compliance Certificate

[clause (c) must be less than or equal to 60%, subject to a two (2) quarter surge to less than or equal to 65% limitation as provided in Loan Agreement]
1. Consolidated Secured Indebtedness Ratio
(a) Consolidated Secured Indebtedness as of financial statement date	$_______________
(b) Consolidated Total Asset Value as of financial statement date	$_______________
(c) Consolidated Secured Indebtedness Ratio [clause (a) divided by clause (b)]	__________%
[clause (c) must be less than or equal to 40%]
2. Permitted Investments
(a) Investments in mortgage loans	$_______________
(b) Consolidated Total Asset Value as of financial statement date	$_______________
(c) Clause (a) divided by clause (b)	__________%
[if clause (c) more than 5%, excess to be excluded from Consolidated Total Asset Value]
(d) Investments in construction in progress	$_______________
(e) Clause (d) divided by clause (b)	__________%
[if clause (e) more than 15%, excess to be excluded from Consolidated Total Asset Value]
(f) Investments in unimproved land	$_______________
(g) Clause (f) divided by clause (b)	__________%
[if clause (g) more than 5%, excess to be excluded from Consolidated Total Asset Value]
(h) Investments in partnerships and/or joint ventures	$_______________
(i) Clause (h) divided by clause (b)	__________%

Form of U.S. Tax Compliance Certificate

[if clause (i) more than 20%, excess to be excluded from Consolidated Total Asset Value]
(j) The sum of clauses (a), (d), (f) and (h) divided by clause (b)	__________%
[if clause (j) more than 20%, excess to be excluded from Consolidated Total Asset Value]

Form of U.S. Tax Compliance Certificate

Exhibit 6.12

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of __________, 20__ is by and between __________, a __________ (the “New Subsidiary”), and KeyBank National Association, in its capacity as Administrative Agent under that certain First Amended and Restated Term Loan Agreement dated as of September 8, 2017 (as amended, modified, supplemented or extended from time to time, the “Loan Agreement”) among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Loan Parties are required by Section 6.12 of the Loan Agreement to cause each Material Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders and the other holders of the Obligations:

1.       The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Loan Agreement and a “Guarantor” for all purposes of the Loan Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally, together with the other Guarantors, guarantees to the Lenders, each Affiliate of a Lender that enters into a Swap Contract or Treasury Management Agreement with any Loan Party or any Subsidiary and the Administrative Agent, as provided in Article XI of the Loan Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.       The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)       The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b)       The New Subsidiary’s taxpayer identification number and organization number are set forth on Schedule 1 hereto.

(c)       Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure in the five years preceding the date hereof.

Form of U.S. Tax Compliance Certificate

(d)       Schedule 3 hereto lists all Real Property Assets that are owned or leased by the New Subsidiary as of the date hereof.

(e)       Schedule 4 hereto lists each Subsidiary of the New Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding and (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the New Subsidiary of such Equity Interests.

3.       The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 10.02 to the Loan Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

4.       This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Form of U.S. Tax Compliance Certificate

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, for the benefit of the Administrative Agent, the Lenders and the other holders of the Obligations, and has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By: _________________________________
Name:
Title:

Acknowledged and accepted:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By: _________________________________
Name:
Title:

Form of U.S. Tax Compliance Certificate

Schedule 1

Taxpayer Identification Number; Organizational Number

Form of U.S. Tax Compliance Certificate

Schedule 2

Changes in Legal Name or State of Formation;
Mergers, Consolidations and other Changes in Structure

Form of U.S. Tax Compliance Certificate

Schedule 3

Real Property Assets

Form of U.S. Tax Compliance Certificate

Schedule 4

Equity Interests

Form of U.S. Tax Compliance Certificate

EXHIBIT B

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage of Commitment
KeyBank National Association	$33,500,000.00	11.1666666667%
U.S. Bank National Association	$33,500,000.00	11.1666666667%
PNC Bank, National Association	$33,500,000.00	11.1666666667%
BMO Harris Bank, NA	$33,500,000.00	11.1666666667%
Regions Bank	$33,500,000.00	11.1666666667%
Capital One, National Association	$26,500,000.00	8.8333333333%
Bank of America, N.A.	$26,500,000.00	8.8333333333%
JPMorgan Chase Bank, N.A.	$26,500,000.00	8.8333333333%
Wells Fargo Bank, National Association	$26,500,000.00	8.8333333333%
Citibank, N.A.	$26,500,000.00	8.8333333333%
TOTAL	$300,000,000.00	100.0000000000%